                                                                  EXHIBIT 10.2.6


                                CREDIT AGREEMENT

                           dated as of March 8, 2002,

                                      among

                              CALPINE CORPORATION,
                                as the Borrower,

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders,

                             THE BANK OF NOVA SCOTIA

                                       and

                       BAYERISCHE LANDESBANK GIROZENTRALE,
           as Lead Arrangers and Bookrunners on the Revolving Facility

                            SALOMON SMITH BARNEY INC.

                                       and

                         DEUTSCHE BANC ALEX. BROWN INC.,
            as Lead Arrangers and Bookrunners on the Term B Facility
                and as Lead Arrangers on the Revolving Facility,

                             THE BANK OF NOVA SCOTIA

                                       and

                               CITICORP USA, INC.,
                         as Joint Administrative Agents,

                            THE BANK OF NOVA SCOTIA,
                                as Funding Agent,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
        as Lead Arranger and Syndication Agent of the Revolving Facility,

                   CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,
                 as Lead Arranger and Syndication Agent for the
                               Revolving Facility
                  and as Lead Arranger on the Term B Facility,

                                       and

                            TD SECURITIES (USA) INC.,
                  as Lead Arranger for the Revolving Facility.

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                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of March 8, 2002, among CALPINE CORPORATION, a Delaware corporation (together with its successors, the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), various lead arrangers, THE BANK OF NOVA SCOTIA ("Scotiabank") as joint administrative agent and funding agent (in such capacity, the "Agent") and CITICORP USA, INC. ("CUSA"), as Joint Administrative Agent (in such capacity, together with Scotiabank, the "Administrative Agents").

                              W I T N E S S E T H:

     WHEREAS, the Borrower is engaged directly and through its various Subsidiaries and Joint Ventures in the business of acquiring, developing, owning and operating power generation facilities, purchasing, developing and selling electricity and steam (including geothermal steam and fluids) and purchasing, developing and selling natural gas and other fuels and related marketing activities; and

     WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which

          (a) Revolving Loans will be made to the Borrower from time to time prior to the Revolving Loan Commitment Termination Date;

          (b) Letters of Credit will be issued by an Issuer for the account of the Borrower and under the several responsibilities of the Revolving Lenders from time to time prior to the Revolving Loan Commitment Termination Date; and

          (c) Term B Loans will be made to the Borrower on a single date prior to the Term B Loan Commitment Termination Date;

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to extend such Commitments, make such Loans to the Borrower and issue and participate in such Letters of Credit;

     WHEREAS, in order to facilitate the extension of such Commitments, the making of such Loans and the issuance of such Letters of Credit, Calpine's Wholly Owned Subsidiary, CNGH is acquiring Calpine Calgary Inc. which owns the Canadian Gas Reserves, thereby providing additional security for this financing, as requested by the Lenders;

     WHEREAS, the Letters of Credit and the proceeds of such Loans will be used for general corporate purposes of the Borrower and its Subsidiaries, including, capital expenditures; provided, that no Loans or Letters of Credit may be used to finance acquisitions (other than the acquisition of equipment, sites and property in the ordinary course of the Borrower and its Subsidiaries' business and the refinancing of acquisitions made on or before the date hereof, but in no event may Loans or Letters of Credit be used to finance new acquisitions of power projects, reserves of geothermal steam and fluids and natural gas reserves) or make new Investments in any third parties (other than investments in Subsidiaries);

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Acquisition" means an acquisition by the Borrower or any of its Subsidiaries of power projects, reserves of geothermal steam and fluids, natural gas reserves, and other assets within the scope of its existing business.

     "Additional Assets" means (i) any property or assets related to the ownership, acquisition, development, construction, improvement and operation of Facilities, including any related fuel reserves, which will be owned and used by the Borrower or a Subsidiary; (ii) the capital stock of a Person that becomes a Subsidiary as a result of the acquisition of such capital stock by the Borrower or another Subsidiary or (iii) capital stock constituting a minority interest in any Person that at such time is a Subsidiary.

     "Administrative Agents" is defined in the preamble.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 10.4.

     "Aggregate Percentage" means, relative to any Lender, the percentage set forth opposite its name on Schedule II under the caption "Aggregate Percentage" or as set forth in its Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Sections 2.7 or 2.8 or pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently established by Scotiabank at its Domestic Office as its base rate; and

          (b) the Federal Funds Rate most recently determined by Scotiabank plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans or any L/C Advances will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

     "Applicable LIBO Rate Margin" is the rate per annum in respect of any Loan or L/C Advance determined by reference to the relevant "Applicable LIBO Rate Margin" for such Loan or L/C Advance in the definition of the term "Applicable Margin."

     "Applicable Margin" means, in the case of any Base Rate Loan, LIBO Rate Loan or L/C Advance maintained under the Revolving Loan Commitment, a rate per annum determined by reference to the Borrower's Credit Rating as follows:

                                       Revolving Loans
                                       ---------------
                            Applicable Base     Applicable LIBO
Borrower's Credit Rating      Rate Margin         Rate Margin
------------------------      -----------         -----------
Level 1                       0.50%               1.50%
Level 2                       0.75%               1.75%
Level 3                       1.00%               2.00%
Level 4                       1.25%               2.25%
Level 5                       1.75%               2.75%

The applicable Level for the Borrower shall be determined by reference to the definition of the term "Borrower's Credit Rating." The Applicable Margin for any Term B Loan maintained as a LIBO Rate Loan shall be 2.75% and the Applicable Margin for any Term B Loan maintained as a Base Rate Loan shall be 1.75%. Notwithstanding anything to the contrary herein, if at the time of the Borrowing of Term B Loans hereunder, the Applicable Margin for any Term B Loan shall have been increased or decreased from the rates set forth in the preceding sentence in accordance with Section 11.1, the Applicable Margin for Revolving Loans as set forth above shall be increased or decreased by a corresponding amount. For example, if at the time of the Borrowing

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of Term B Loans, the Applicable Margin for Term B Loans maintained as LIBO Rate
Loans shall be reset at 3.5%, the Applicable Margin for all Revolving Loans shall be increased by .75% in all circumstances. Notwithstanding the foregoing, from the Effective Date through the earlier of (i) the date the Loans have received a rating from S&P or Moody's or (ii) September 8, 2002, the Borrower's credit rating shall be deemed to be Level 3.

     "Arranger" or "Arrangers" means, individually or collectively as the case may be, each of Scotiabank, BayernLB, Deutsche, Salomon Smith Barney Inc., Bank of America, National Association, Credit Suisse First Boston, Cayman Islands Branch and TD Securities (USA) Inc.

     "Asset Sale" means any sale, transfer, lease or other disposition described in Section 8.2.10(b).

     "Assignee Lender" is defined in Section 11.11.1.

     "Assignment Agreement" means that certain Assignment and Security Agreement executed and delivered by the Borrower pursuant to Section 6.1.8, substantially in the form of Exhibit J hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Attributable Debt" means, with respect to a Sale/Leaseback Transaction, the present value as of the date of determination (discounted at the weighted average interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments for the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Authorized Officer" means, relative to any Obligor, the president, any executive vice president, any senior vice president, the vice president - finance, the chief financial officer and the treasurer, in each case for whom a signature and incumbency certificate has been delivered to the Agent.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "BayernLB" means Bayerische Landesbank Girozentrale.

     "Borrower" is defined in the preamble.

     "Borrower EBITDA" means, for any period, the consolidated EBITDA of the Borrower and its Subsidiaries, minus that portion of Consolidated Interest Expense payable by the consolidating Subsidiaries, minus the principal payments of the consolidating Subsidiaries, minus the consolidated non-discretionary Capital Expenditures (i.e., Capital Expenditures which are expressly required to be made under any agreement, contract, instrument, permit, license, law, regulation, judgment or other arrangement (other than those arrangements and contracts that relate to the performance of the work for which the Capital Expenditure is being made) binding on the Borrower or any Subsidiary) of the Borrower and its Subsidiaries, plus, without duplication, cash and Cash Equivalent Investments of the Borrower's Wholly Owned Subsidiaries and Cogen America that are legally and contractually available to each such

Subsidiary for the payment of dividends, but only to the extent the source of such cash and Cash Equivalent Investments is from such Subsidiary's EBITDA or from repayments to such Subsidiary of loans made by such Subsidiary.

     "Borrower Interest Expense" means, for any period, as applied to the Borrower, the sum of (a) the total interest expense of the Borrower for such period as determined in accordance with GAAP, including, without limitation, all interest paid by the Borrower under its subordinated debt securities issued to a Trust, plus (b) all but the principal component of rentals in respect of Capitalized Lease Liabilities paid, accrued, or scheduled to be paid or accrued by the Borrower, plus (c) one-third of all operating lease obligations paid, accrued and/or scheduled to be paid by the Borrower, plus (d) capitalized interest plus (e) dividends paid in respect of preferred stock of the Borrower held by Persons other than the Borrower, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than Borrower) in connection with loans incurred by such employee stock ownership plan to purchase capital stock of the Borrower.

     "Borrower's Credit Rating" means, at any time that the Loans shall have been rated by Standard & Poor's Ratings Group ("S&P") or Moody's Investor Service, Inc. ("Moody's"), a level determined in accordance with the following standards: the Borrower's Credit Rating shall be "Level 1" if the Loans have (a) an S&P Loan Rating of BBB or better or (b) a Moody's Loan Rating of Baa2 or better. The Borrower's Credit Rating shall be "Level 2" if the Loans do not meet the standards for a "Level 1" rating set forth above and have (a) an S&P Loan Rating of BBB- or better or (b) a Moody's Loan Rating of Baa3 or better. The Borrower's Credit Rating shall be "Level 3" if the Loans do not meet the standards for a "Level 1" or "Level 2" rating set forth above and have (a) an S&P Loan Rating of BB+ or better or (b) a Moody's Loan Rating of Ba1 or better. The Borrower's Credit Rating shall be "Level 4" if the Loans do not meet the standards for a "Level 1", "Level 2" or "Level 3" rating set forth above and have (a) an S&P Loan Rating of BB or better or (b) a Moody's Loan Rating of Ba2 or better. If the Loans do not meet the standards for "Level 1", "Level 2", "Level 3" or "Level 4" set forth above or fail to have either an S&P Loan Rating or a Moody's Loan Rating, then the Borrower's Credit Rating shall be "Level 5". Notwithstanding the foregoing, if the Borrower's S&P Loan Rating and Moody's Loan Rating shall differ by two or more Levels, the applicable Level shall be one level numerically higher than the numerically lower of such Levels. As used herein, "S&P Loan Rating" means the debt rating given to the Loans from time to time by S&P and "Moody's Loan Rating" means the debt rating given to the Loans from time to time by Moody's. In the event the Loans have an S&P Loan Rating or a Moody's Loan Rating but not both, the Borrower's Credit Rating shall be determined on the basis of the single rating that is available without reference to the other rating. At all times after September 8, 2002, if the Loans shall not have a rating from S&P or Moody's, the Borrower's Credit Rating shall be "Level 5". Changes in the Borrower's Credit Rating shall take effect (i) in the case of Applicable LIBO Rate Margin for LIBO Rate Loans, at the beginning of the following Interest Period, and (ii) otherwise, as of the date of public announcement by either S&P or Moody's.

     "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in San Francisco or New York; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Calpine Gilroy" means Calpine Gilroy Cogen, L.P., a Delaware limited partnership.

     "Calpine Holdings" means Calpine CCFC Holdings, Inc., a Wholly Owned Subsidiary of the Borrower.

     "Canadian Dollars" and the sign "Cdn$" shall each mean freely transferable lawful money of Canada.

     "Canadian Gas Reserves" means the gas reserves of the Borrower's Canadian Subsidiaries.

     "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

     "Capitalized Lease Liabilities" means all rental obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time:

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States government or an agency or instrumentality thereof;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

               (i) a corporation (excluding Affiliates of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by S&P or P-l by Moody's, or

               (ii)   any Lender (or its holding company or Affiliates);

          (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

               (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

               (ii)   any Lender;

          (d) money market mutual funds registered with the Securities and Exchange Commission;

          (e) corporate evidences of indebtedness rated A or better by S&P or A2 or better by Moody's;

          (f) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)
     (i)) which

               (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (e); and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; or

          (g)  any other investment approved by the Required Lenders.

     "CCEC" means Calpine Canada Energy Ltd., a Nova Scotia limited liability company.

     "CCEF" means Calpine Canada Energy Finance ULC, a Nova Scotia unlimited liability company, and a direct Wholly Owned Subsidiary of QCH.

     "CCFCI" means Calpine Construction Finance Company, LP a Delaware limited partnership and an indirect, Wholly Owned Subsidiary of the Borrower.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower and/or (ii) any "Change of Control" under (and as defined in) the Pre-2000 Indentures.

     "CNGC" means Calpine Natural Gas Company LP, a Delaware limited partnership, the 99% limited partner of which is CNGH and the 1% general partner of which is CNGGP.

     "CNGGP" means Calpine Natural Gas GP, Inc., a Delaware corporation and a direct, Wholly Owned Subsidiary of the Borrower.

     "CNGH" means Calpine Natural Gas Holdings, Inc., a Delaware corporation and a direct, Wholly Owned Subsidiary of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Cogen America" means Calpine Cogeneration Corporation (previously named Cogeneration Corporation of America), a Delaware corporation of which the Borrower owns not less than 50% of the outstanding voting stock.

     "Commitment" means, relative to any Term B Lender, its Term B Loan Commitment and relative to any Revolving Lender, its Revolving Loan Commitment.

     "Commitment Amount" means, as the context may require, either the Term B Loan Commitment Amount or the Revolving Commitment Amount.

     "Commitment Termination Date" means, as the context may require, either the Revolving Loan Commitment Termination Date or the Term B Loan Commitment Termination Date.

     "Commitment Termination Event" means

          (a)  the occurrence of any Default described in clauses (a) through
     (d) of Section 9.1.9 with respect to the Borrower or any Significant Subsidiary; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans to be due and payable pursuant to Section 9.3, or

               (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "Consolidated Income Tax Expense" means, for any period, as applied to the Borrower, the provision for local, state, federal or foreign income taxes on a consolidated basis for such period determined in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, as applied to the Borrower, the sum of (a) the total interest expense of the Borrower and its consolidated Subsidiaries for such period as determined in accordance with GAAP, plus (b) all but the principal component of rentals in respect of Capitalized Lease Liabilities paid, accrued, or scheduled to be paid or accrued by the Borrower or its consolidated Subsidiaries, plus (c) one-third of all operating lease obligations paid, accrued, and/or scheduled to be paid by the Borrower and its consolidated Subsidiaries, plus (d) capitalized interest, plus (e) dividends paid in respect of preferred stock of the Borrower or any Subsidiary held by Persons other than the Borrower or a Wholly Owned
Subsidiary, including, without limitation, but without duplication of payments by the Borrower to a Trust, all payments by a Trust of dividends and distributions with respect to the Guaranteed Preferred Securities, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any Person (other than the Borrower or a Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase capital stock of the Borrower.

     "Consolidated Net Income (Loss)" means, for any period, as applied to the Borrower, the Consolidated Net Income (loss) of the Borrower and its consolidated Subsidiaries for such period, determined in accordance with GAAP, adjusted by excluding (without duplication), to the extent included in such net income (loss), the following: (i) all extraordinary gains or losses; (ii) any net income of any Person if such Person is not incorporated or organized in the United States, a state thereof or the District of Columbia, except that (A) the Borrower's equity in the net income of any such Person for such period shall be included in Consolidated Net Income (Loss) up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary incorporated or organized in the United States, a state thereof or the District of Columbia, as a dividend or other distribution and (B) the equity of the Borrower or a Subsidiary in a net loss of any such Person for such period shall be included in determining Consolidated Net Income (Loss); (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time thereof permitted, directly or indirectly, by operation of the terms of its charter or by-laws or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders; (iv) any net income (or loss) of any Person combined with the Borrower or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of such combination; (v) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Borrower or its Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition by the Borrower or any Subsidiary of any capital stock of any Person, provided that losses shall be included on an after-tax basis; and
(vi) the cumulative effect of a change in accounting principles; and further adjusted by subtracting from such net income the tax liability of any parent of the Borrower to the extent of payments made to such parent by the Borrower pursuant to any tax sharing agreement or other arrangement for such period.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall be calculated on a net basis (i.e., after taking into effect agreements, undertakings and other arrangements between the Person whose obligations are being guaranteed and the counterparty to such Person's obligations) and shall (subject to any limitation set forth therein) be deemed to be the outstanding net principal amount (or maximum net principal amount, if larger) of the debt, obligation or other liability guaranteed thereby, or, if the principal amount is not stated or determinable, the maximum reasonably anticipated net liability in respect thereof as determined by the Person in good faith, provided that (y) the amount of any Contingent Liability arising out of any indebtedness, obligation or liability other than the items described in clauses (a), (b) and (c) of the definition of "Indebtedness" and (z) the amount of any Contingent Liability consisting of a "keep-well", "make well" or other similar arrangement shall be deemed to be zero unless and until the Borrower is required to make any payment with respect thereto (and shall thereafter be deemed to be the amount required to be paid).

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Convertible Senior Notes" means the $1,200,000,000 of 4% Convertible Senior Notes Due 2006 issued by the Borrower pursuant to the Shelf Indenture.

     "Credit Extension" means and includes (a) the advancing of any Loans by the applicable Lenders in connection with a Borrowing, and (b) any issuance or extension by an Issuer of a Letter of Credit.

     "CSFB" means Credit Suisse First Boston, Cayman Islands Branch.

     "CUSA" is defined in the preamble.

     "Debt" means the outstanding principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries of the nature referred to in clauses
(a), (b), (c) and (f) of the definition of "Indebtedness," and (without duplication) all Contingent Liabilities in respect of any of the foregoing.

     "Dedicated Assets" means, collectively, the Domestic Gas Reserves, the Canadian Gas Reserves, all property owned by Calpine Holdings and any of its Subsidiaries, all property owned by CCEC and any of its Subsidiaries (other than Calpine Canada Power Holdings Ltd. and its Subsidiaries), the final 25% of the Borrower's indirect equity ownership interest in the holding company which owns the Whitbey Energy Centre, the Island Energy Centre and the Calgary Energy Centre, the property subject to the Pledge Agreements, the Deeds of Trust, the Assignment Agreement and all other property and interests pledged as collateral security for the Obligations. The Dedicated Assets shall be ratably available to secure the Obligations under this Agreement and the Existing Credit Agreement.

     "Dedicated Subsidiary" means CCEC and each of its Subsidiaries, Calpine Holdings (and any successor thereto) and each of its Subsidiaries, CNGGP and each of its Subsidiaries and CNGH and each of its Subsidiaries.

     "Deed of Trust" means each mortgage, deed of trust, or other real property collateral security instrument in a form reasonably satisfactory to the Agent, executed and delivered pursuant to Section 8.1.8 as amended, supplemented, restated or otherwise modified from time to time.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Deutsche" means Deutsche Banc Alex. Brown Inc.

     "Disbursement" is defined in Section 4.5.

     "Disbursement Date" is defined in Section 4.5.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule 1, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Gas Reserves" means the gas reserves of the Borrower and its Subsidiaries located in the United States.

     "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing Base Rate Loans.

     "EBITDA" means, for any period, as applied to the Borrower, the sum of Consolidated Net Income (Loss) (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent included in calculating Consolidated Net Income
(Loss): (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense,
(c) depreciation expense, (d) amortization expense and (e) all other non-cash items reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income, in each case for such period; provided that, if the Borrower has any Subsidiary that is not a Wholly Owned Subsidiary, EBITDA shall be reduced (to the extent not otherwise reduced by GAAP) by an amount equal to
(A) the consolidated net income (loss) of such Subsidiary (to the extent included in Consolidated Net Income (Loss)) multiplied by (B) the quotient of
(1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by the Borrower or any Wholly Owned Subsidiary of the Borrower divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

     "8 1/4% Senior Notes" means the $250,000,000 of 8 1/4% Senior Notes due 2005 issued by the Borrower pursuant to the Shelf Indenture.

     "8 1/2% Senior Notes" means the $2,000,000,000 of 8 1/2% Senior Notes due 2011 issued by the Borrower pursuant to the Shelf Indenture.

     "8 3/4% Senior Note Indenture" means that certain Indenture dated as of July 8, 1997, as supplemented by the First Supplemental Indenture dated as of September 10, 1997 and the Second Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

     "8 3/4% Senior Notes" means the $275,000,000 of 8 3/4% Senior Notes due 2007 issued by the Borrower pursuant to the 8 3/4% Senior Note Indenture.

     "8 5/8% Senior Notes" means the $750,000,000 of 8 5/8% Senior Notes due 2010 issued by the Borrower pursuant to the Shelf Indenture.

     "Effective Date" means the date on or before March 15, 2002, specified in a written notice from the Agent on which this Agreement becomes effective pursuant to Section 11.8.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "Equivalent Amount" means, on any date, and in respect of any Foreign Currency Letter of Credit, the equivalent amount in U.S. Dollars of the Stated Amount of any such Foreign Currency Letter of Credit (or any related Reimbursement Obligations or Disbursements) denominated in either Canadian Dollars or Sterling, as the case may be, determined by using the quoted spot rate at which the Issuer of such Letter of Credit offers to exchange Dollars for such Canadian Dollars or Sterling at the opening of business on such date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 9.1.

     "Excepted Prospects" is defined in Section 6.1.14.

     "Existing Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of May 23, 2000, among the Borrower, various lenders and Scotiabank, as administrative agent, as the same may be amended from time to time.

     "Existing Letters of Credit" means the letters of credit and bank guarantee described in Schedule 4.10.

     "Facility" means a power generation facility or energy producing facility and all related assets and facilities, including any related fuel reserves.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotiabank from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the fee letter agreement described in Section 3.3.2.

     "Fiscal Quarter" means any period of three consecutive months ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "2002 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

     "Foreign Currency Letter of Credit" means any Letter of Credit denominated in either Canadian Dollars or Sterling.

     "Foreign Currency Letter of Credit Commitment Amount" means $200,000,000.

     "Foreign Currency Letter of Credit Outstandings" means any Letter of Credit Outstandings in respect of Foreign Currency Letters of Credit.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Guaranteed Preferred Securities" means the preferred securities issued by one of the Trusts, from time to time, including, without limitation the $276,000,000 of principal amount of such securities issued in October, 1999, the $300,000,000 of principal amount of such securities issued in January, 2000, the $60,000,000 of principal amount of such securities issued in February, 2000, and the $517,500,000 of principal amount of such securities issued in August, 2000.

     "Guarantors" means, collectively, QM, JOQ and QCH and any other Subsidiary of the Borrower that executes a joinder to the Guaranty and becomes a party thereto.

     "Guaranty" means the guaranty executed and delivered by the Guarantors pursuant to Section 6.1.3, which shall be substantially in the form of Exhibit H hereto, as amended, supplemented or otherwise modified from time to time.

     "Hazardous Material" means

          (a)  any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hazardous Materials Indemnity" means that certain Hazardous Materials Indemnity executed and delivered by the Borrower pursuant to Section 8.1.8, in a form satisfactory to the Administrative Agents, as amended, supplemented, restated or otherwise modified from time to time.

     "Hedging Obligations" means, with respect to any Person, the net liabilities of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign exchange contracts, currency swap agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates and (b) commodity or power swap or exchange agreements.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

          (a)  which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 8.2.4.

     "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Increasing Lender" is defined in Section 2.7.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding the Borrower's subordinated debt securities issued to a Trust and the Guaranteed Preferred Securities or any similar securities);

          (b) all obligations, contingent or otherwise, relative to the stated amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; provided, however, that if a letter of credit or banker's acceptance has been issued to support or secure any other form of Indebtedness, only the greater of the stated amount of such letter of credit or banker's acceptance or the outstanding principal amount of Indebtedness supported or secured, but not both, will be considered Indebtedness hereunder;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) all other items other than deferred taxes, deferred revenue and deferred leases which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e)  net liabilities of such Person under all Hedging Obligations;

          (f) whether or not so included as liabilities in accordance with GAAP, all net obligations of such Person to pay the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but excluding any royalties or similar payments to be made by such Person which are based on production or performance; and

          (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the indebtedness of such partnership or joint venture is expressly nonrecourse to such Person.

     "Indemnified Liabilities" is defined in Section 11.4.

     "Indemnified Parties" is defined in Section 11.4.

     "Interest Coverage Ratio" means, for any period of four Fiscal Quarters, the ratio of (x) the consolidated EBITDA of the Borrower and its Subsidiaries during such period to (y) the Consolidated Interest Expense of the Borrower and its Subsidiaries (excluding from Consolidated Interest Expense for purposes of this clause (y) interest capitalized in connection with the construction of a new Facility which interest is capitalized during the construction of such Facility) incurred during such period. This ratio shall be calculated after giving pro forma effect to any Acquisition based upon the historical audited financial statements of the project that was the subject of the Acquisition. It is agreed that for purposes of clause (f) of Section 8.2.2 only, the Interest Coverage Ratio shall be calculated in conformity in all respects with the calculation of "Consolidated Coverage Ratio" under the Pre-2000 Indentures.

     "Interest Coverage Ratio (Parent Only)" means, for any period of four Fiscal Quarters, the ratio of (x) the Borrower EBITDA during such period to (y) the Borrower Interest Expense (excluding from Borrower Interest Expense for purposes of this clause (y) interest capitalized in connection with the construction of a new Facility which interest is capitalized during the construction of such Facility) during such period; provided, however, that if the Interest Coverage Ratio (Parent Only) as so calculated falls below 1.70 to 1.00, then for purposes of Section 6.3.4, the Interest Coverage Ratio (Parent
Only) shall be calculated as of the end of any calendar month on a rolling twelve month basis until the Interest Coverage Ratio (Parent Only) equals or exceeds 1.70 to 1.00, at which time such ratio shall again be tested quarterly. This ratio shall be calculated after giving pro forma effect to any Acquisition.

     "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

          (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (d) no Interest Period may end later than the date set forth in clause (a) of the definition of "Commitment Termination Date".

     "Investment" means, relative to any Person, without duplication,

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and prepaid expenses);

          (b)  any Contingent Liability of such Person; and

          (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Investment Joint Venture" means, with respect to any Person, any corporation, partnership or other Person of which 25% or more of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect not less than 25% of the board of directors of such corporation (irrespective or whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Issuance Request" means a request and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower, in substantially the form of Exhibit D (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower), together with a properly completed application for a Letter of Credit on an Issuer's standard form, executed by an Authorized Officer of the Borrower. In the event of a conflict between the terms of an application for a Letter of Credit and the terms of this Agreement, the terms of this Agreement shall prevail.

     "Issuer" means BayernLB, so long as the Letter of Credit Outstandings in respect of Letters of Credit issued by BayernLB and any Affiliate thereof do not exceed $700,000,000 in the aggregate immediately after any such issuance (or such greater amount as may be agreed by BayernLB and the Borrower), Bankers Trust Company, so long as the Letter of Credit Outstandings in respect of Letters of Credit issued by Bankers Trust Company and any Affiliate thereof do not exceed $300,000,000 in the aggregate immediately after any such issuance (or such greater amount as may be agreed by Bankers Trust Company and the Borrower), or any Affiliate, unit of agency of any of the foregoing, any other Lender acceptable to the Borrower and the Agent, and any successor to any of the foregoing Persons.

     "Joint Venture" means, with respect to any Person, any corporation, partnership or other Person of which 50% of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect not less than 50% of the board of directors of such corporation (irrespective or whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "JOQ" means JOQ Canada, Inc., a Delaware corporation and indirect, Wholly Owned Subsidiary of CNGH.

     "knowledge" or "to the Borrower's knowledge" means the knowledge of or to the knowledge of the president, any vice president, the general counsel, the secretary, the chief financial officer, the controller or the vice president-finance of the Borrower.

     "L/C Advance" is defined in Section 4.5.

     "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit E.

     "Lenders" is defined in the preamble.

     "Letter of Credit" is defined in Section 4.1.

     "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise) after converting the aggregate Stated Amounts of all Foreign Currency Letters of Credit to the Equivalent Amount thereof, plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations (after converting the aggregate Reimbursement Obligations with respect to Disbursements made in either Canadian Dollars or Sterling to the Equivalent Amount thereof).

     "Leverage Ratio" means the ratio of (a) Debt to (b) Debt plus Tangible Net Worth.

     "LIBO Rate" is defined in Section 3.2.1.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

     "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" is defined in Section 3.2.1.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan" means, as the context may require, either a Term B Loan or a Revolving Loan.

     "Loan Document" means this Agreement, the Notes, the Pledge Agreements, the Guaranty, the Deeds of Trust, the Assignment Agreement, the Hazardous Materials Indemnity, the Fee Letter, and each other relevant agreement, document or instrument delivered in connection therewith.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets (including power projects), business or prospects of the Borrower and its Significant Subsidiaries taken as a whole; or (b) a material adverse change in the ability of the Borrower or any other Obligor to perform under any Loan Document.

     "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

     "Moody's" is defined in the definition of the term "Borrower's Credit Rating".

     "Net Available Cash" means, (a) with respect to any Asset Sale, the cash or cash equivalent payments received by the Borrower or any of its Subsidiaries in connection with such Asset Sale (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as or when received and also including the proceeds of other property received when converted to cash or cash equivalents) net of the sum of, without duplication, (i) all reasonable legal, title and recording tax expenses, reasonable commissions, and other reasonable fees and expenses incurred directly relating to such Asset Sale, (ii) all local, state, federal and foreign taxes required to be paid or accrued as a liability by the Borrower or any of its Subsidiaries as a consequence of such Asset Sale, (iii) payments made to repay Indebtedness which is secured by any assets subject to such Asset Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or by applicable law, be repaid out of the proceeds from such Asset Sale and
(iv) all distributions required by any contract entered into other than in contemplation of such Asset Sale to be paid to any holder of a minority equity interest in such Subsidiary as a result of such Asset Sale, so long as such distributions do not exceed such minority holder's pro rata portion (based on such minority holder's proportionate equity interest) of the cash or cash equivalent payments described above, net of the amounts set forth in clauses
(i)-(iii) above and (b) all cash insurance proceeds received by the Borrower or any of its Subsidiaries from any condemnation awards or casualty losses in respect of any of the Dedicated Assets, net of all payments made to repay Indebtedness which is secured by the assets which were the subject of such condemnation or casualty; provided, however, so long as no Event of Default shall have occurred and be continuing, upon the Borrower's request within ninety days after the date of such occurrence, such proceeds shall be retained by the Borrower or such Subsidiary or delivered to the Borrower or such Subsidiary to repair or replace the property subject to such casualty so long as the Borrower or such Subsidiary has undertaken and is diligently pursuing the repair of such property; provided, however, that if such repairs cease or if, after such repairs are completed, the Borrower or such Subsidiary retains any of such proceeds, such proceeds shall thereupon be applied as provided in Section 2.2.2.

     "Net Equity Proceeds" means, with respect to any issuance by the Borrower or a Trust of any equity securities (including the Guaranteed Preferred Securities), the gross consideration received by or for the account of the issuer minus underwriting and brokerage commissions, discounts and fees relating to such issuance that are payable by the issuer.

     "New Lender" is defined in Section 2.7.

     "Nonmaterial Subsidiary Default" means any Default (excluding any Event of Default) arising or resulting from the default or potential default by a Subsidiary (other than a Significant Subsidiary) under any obligation or condition under Section 8.1 of this Agreement (but not any other Section of this Agreement) or under any other agreement, contract or undertaking binding on such Subsidiary other than (i) the failure by such Subsidiary to make a required payment under any Indebtedness of such Subsidiary having a principal amount in excess of $10,000,000 and (ii) a default in the performance or observance of any obligation or condition with respect to any Indebtedness of such Subsidiary having a principal amount in excess of $10,000,000 and, as a result thereof, the holder or holders of such Indebtedness, or any trustee or agent for such holders, causes such Indebtedness to be repaid more quickly than theretofore scheduled, whether through the introduction of a "cash sweep," the increase of an existing "cash sweep" or otherwise.

     "Note" means, as the context may require, either a Revolving Note or a Term Note.

     "Notes" means the Revolving Notes and the Term Notes.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

     "Obligor" means the Borrower, each Guarantor or any other Person (other than the Agent or any Lender) obligated under, or otherwise a party to, any Loan Document.

     "Organic Document" means, relative to any Obligor, its certificate of incorporation, partnership agreement, or similar organizational document, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or other ownership interests.

     "Participant" is defined in Section 11.11.2.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, as the context may require, a Lender's Revolving Percentage, Term Percentage or Aggregate Percentage.

     "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Pledge Agreements" means the pledge agreements executed and delivered pursuant to Section 6.1.4, as such agreements may be amended, supplemented, restated or otherwise modified from time to time, which will be in substantially the form of Exhibit I hereto and which will cover all equity interests in Calpine Holdings, CNGGP and CNGH held by the Borrower and all of the equity interests of QCH in CCEC and such portion of the equity interests of QM and JOQ in CCEC sufficient to pledge to the Agent an aggregate amount of 65% of the total equity interests of CCEC.

     "Pre-2000 Indentures" means the Senior Note Indentures other than the Shelf Indenture and the Zero-Coupon Indenture.

     "pro forma" or "pro forma basis" means, for any period, that if the Borrower or any Subsidiary shall have made any acquisition or disposition of assets or capital stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition or disposition of assets or capital stock occurring in connection with a transaction causing a calculation to be made hereunder), subject to the qualifications set forth in the definitions thereof, the Interest Coverage Ratio and Interest Coverage Ratio (Parent Only) calculated for such period shall be calculated after giving pro forma effect to such acquisition or disposition, based upon the historical audited financial statements covering the assets or stock so acquired or disposed.

     "QCH" means Quintana Canada Holdings, LLC, a Delaware limited liability company and indirect, Wholly Owned Subsidiary of CNGH.

     "QM" means Quintana Minerals (USA), Inc., a Delaware corporation and indirect, Wholly Owned Subsidiary of CNGH.

     "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "Reimbursement Obligation" is defined in Section 4.6.

     "Release" means a "release", as such term is defined in CERCLA.

     "Required Lenders" means, at any time, Lenders owed or holding (a) if the Revolving Loan Commitments shall not have been terminated, at least 51% of the aggregate of all Term B Loans and Revolving Loan Commitments then outstanding or (b) if the Revolving Loan Commitments shall have been terminated, at least 51% of the aggregate amount of all Loans and L/C Advances then outstanding.

     "Required Revolving Lenders" means, at any time, Revolving Lenders having Revolving Percentages aggregating at least 51%.

     "Required Term B Lenders" means, at any time, Term B Lenders owed or holding (a) if the Term B Loan Commitments shall not have been terminated, at least 51% of the Term Percentages or (b) if the Term B Loan Commitments shall have been terminated, at least 51% of the aggregate amount of all Term B Loans then outstanding.

     "Reset Date" is defined in Section 4.12.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "Restricted Subsidiary" has the meaning given in the Pre-2000 Indentures.

     "Revolving Commitment Amount" means, on any date, $1,000,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 or increased pursuant to Section 2.7.

     "Revolving Commitment Availability" means, on any date, the excess of (a) the then Revolving Commitment Amount, over (b) the sum of (i) the outstanding principal amount of all Revolving Loans on such date plus (ii) the Letter of Credit Outstandings on such date.

     "Revolving Lead Arrangers" means Scotiabank, BayernLB, Deutsche, CSFB, CUSA and Bank of America, National Association.

     "Revolving Lender" means each Lender that holds a Revolving Loan Commitment or a Revolving Loan.

     "Revolving Loan" means each Loan made by the Revolving Lenders pursuant to the Revolving Loan Commitment.

     "Revolving Loan Commitment" is defined in Section 2.1.2.

     "Revolving Loan Commitment Termination Date" means the earliest of

          (a)  May 24, 2003;

          (b) the date on which the Revolving Loan Commitments of the Revolving Lenders are terminated in full or reduced to zero pursuant to
     Section 2.2; and

          (c)  the date on which any Commitment Termination Event occurs.

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

Upon the occurrence of any event described in clause (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

     "Revolving Note" means a promissory note of the Borrower payable to the order of any Revolving Lender, in the form of Exhibit A-1 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Revolving Lender resulting from its outstanding Revolving Loans and L/C Advances, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Revolving Percentage" means, relative to any Revolving Lender, the percentage set forth opposite its name on Schedule II under the caption "Revolving Percentage" or as set forth in its Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Section 2.7 or pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11. After the Revolving Loan Commitment Termination Date, relative to any Revolving Lender, at any time, such Revolving Lender's "Revolving Percentage" shall be as in effect immediately prior to the Revolving Commitment Termination Date and after giving effect to any Lender Assignment Agreement(s) of such Lender executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11 at or prior to such time.

     "S&P" is defined in the definition of the term "Borrower's Credit Rating".

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Borrower or a Subsidiary transfers such property to a Person and leases it back from such Person, other than leases for a term of not more than 36 months or between the Borrower and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries. "Sale/Leaseback Transactions" shall not include any arrangements or transactions constituting Capitalized Lease Liabilities.

     "Scotiabank" is defined in the preamble.

     "Senior Note Indentures" means, collectively, the 7 3/4% Senior Note Indenture, the 7 5/8% Senior Note Indenture, the 7 7/8% Senior Note Indenture, the 8 3/4% Senior Note Indenture, the Shelf Indenture (to the extent relating solely to the Senior Notes), the 10 1/2% Senior Note Indenture and the Zero Coupon Indenture.

     "Senior Notes" means, collectively, the 7 3/4% Senior Notes, the 7 5/8% Senior Notes, the 7 7/8% Senior Notes, the 8 1/4% Senior Notes, the 8 1/2% Senior Notes, the 8 3/4% Senior Notes, the 8 5/8% Senior Notes, the 10 1/2% Senior Notes, the Convertible Senior Notes and the Zero-Coupon Debentures.

     "7 5/8% Senior Note Indenture" means that certain Indenture dated as of March 29, 1999, as supplemented by the First Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

     "7 5/8% Senior Notes" means the $250,000,000 of 7 5/8% Senior Notes due 2006 issued by the Borrower pursuant to the 7 5/8% Senior Note Indenture.

     "7 7/8% Senior Note Indenture" means that certain Indenture dated as of March 31, 1998, as supplemented by the First Supplemental Indenture dated as of July 24, 1998 and the Second Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

     "7 7/8% Senior Notes" means the $400,000,000 of 7 7/8% Senior Notes due 2008 issued by the Borrower pursuant to the 7 7/8% Senior Note Indenture.

     "7 3/4% Senior Note Indenture" means that certain Indenture dated as of March 29, 1999, as supplemented by the First Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

     "7 3/4% Senior Notes" means the $350,000,000 of 7 3/4% Senior Notes due 2009 issued by the Borrower pursuant to the 7 3/4% Senior Note Indenture.

     "Shelf Indenture" means that certain Indenture dated as of August 10, 2000, as supplemented from time to time, between the Borrower and Wilmington Trust Company, as Trustee.

     "Significant Subsidiary" means each Subsidiary of the Borrower that

          (a) accounted for at least 10% of consolidated revenues of the Borrower and its Subsidiaries or 10% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the last four full Fiscal Quarters immediately preceding the date as of which any such determination is made; or

          (b) has assets which represent at least 10% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which shall be as reflected on the financial statements of the Borrower for the period, or as of the date, in question.

     "Solvency Certificates" means the solvency certificates to be executed and delivered to the Agent for the benefit of the Lenders by the chief financial officer or an Authorized Representative of each of CCEC, CCEF and QCH in a form reasonably acceptable to the Agent.

     "Solvent" means, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (whether subordinated, contingent, unmatured, unliquidated or otherwise); (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to pay its debts and other liabilities as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "Special Purpose Subsidiary" is defined in Section 8.2.2(e).

     "Stated Amount" of each Letter of Credit means the "Stated Amount" as defined therein.

     "Stated Expiry Date" is defined in Section 4.1(b).

     "Stated Maturity Date" means, in the case of Revolving Loans, May 24, 2003 and, in the case of Term B Loans, the 24 month anniversary of the date of the Borrowing thereof (or if the Term B Loans are not borrowed, of the date hereof).

     "Sterling" and the sign "[pound]"shall mean freely transferable lawful money of the United Kingdom.

     "Subordinated Debt" means all unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Agent and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other Person of which at least 50% of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation, partnership or other Person (irrespective of whether at the time capital stock of any other class or classes of such corporation, partnership or other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Tangible Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries, including the aggregate outstanding face amount of the Guaranteed Preferred Securities, after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

     "Taxes" is defined in Section 5.6.

     "10 1/2% Senior Note Indenture" means that certain Indenture dated as of May 16, 1996, as supplemented by the First Supplemental Indenture dated as of August 1, 2000, between Borrower and State Street Bank and Trust Company (as successor trustee to Fleet National Bank), as Trustee.

     "10 1/2% Senior Notes" means the $180,000,000 of 10 1/2% Senior Notes due 2006 issued by the Borrower pursuant to the 10 1/2% Senior Note Indenture.

     "Term B Lead Arrangers" means Salomon Smith Barney Inc. and/or CUSA, Deutsche and CSFB.

     "Term B Lender" means each Lender that holds a Term B Loan Commitment or a Term B Loan.

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

     "Term B Loan" is defined in Section 2.1.1.

     "Term B Loan Commitment" is defined in Section 2.1.1.

     "Term B Loan Commitment Amount" means, on any date, $600,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 or increased pursuant to Section 2.8.

     "Term B Loan Commitment Termination Date" means the earliest of

          (a)  June 8, 2002;

          (b)  the date of the initial Borrowing of Term B Loans;

          (c) the date on which the Term B Loan Commitments of the Term B Lenders are terminated in full or reduced to zero in accordance with
     Section 2.2; and

          (d)  the date on which any Commitment Termination Event occurs.

     Upon the occurrence of any event described above, the Term B Loan Commitments shall terminate automatically and without any further action.

     "Term Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Term B Lender resulting from its outstanding Term B Loan, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Term Percentage" means, relative to any Term B Lender, the percentage set forth opposite its name on Schedule II under the caption "Term Percentage" or as set forth in its Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Section 2.8 or pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

     "Trust" means Calpine Capital Trust, Calpine Capital Trust II and Calpine Capital Trust III, each a Delaware business trust.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     "Wholly Owned Subsidiary" means a Subsidiary all the capital stock of which (other than directors' qualifying shares) is owned by the Borrower or another Wholly Owned Subsidiary.

     "Zero-Coupon Debentures" means the outstanding Zero-Coupon Convertible Debentures due 2021 issued by the Borrower pursuant to the Zero-Coupon Indenture.

     "Zero-Coupon Indenture" means that certain Indenture dated as of April 30, 2001 between the Borrower and Wilmington Trust Company as Trustee.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 8.2.4) shall be made, and all financial statements required /to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles ("GAAP") in effect in the United States from time to time.

                                     ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article VI), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

     SECTION 2.1.1. Term B Loan Commitment. On a date prior to the Term B Loan Commitment Termination Date, each Term B Lender severally will make loans in U.S. Dollars (relative to such Lender, its "Term B Loan") to the Borrower equal to such Lender's Term Percentage of the aggregate amount of the Borrowing of Term B Loans requested by the Borrower to be made on such day. The Commitment of each Term B Lender described in this Section 2.1.1 is herein referred to as its "Term B Loan Commitment". On the date of the initial Borrowing of Term B Loans hereunder, the Term B Loan Commitment shall terminate, and any portion of the Term B Loan Commitment Amount that is not borrowed on such date shall be extinguished. No amounts paid or prepaid with respect to Term B Loans may be reborrowed.

     SECTION 2.1.2. Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Revolving Lender severally will make loans in U.S. Dollars (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Revolving Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

     SECTION 2.1.3. Commitment to Issue Letters of Credit. From time to time on any Business Day, an Issuer will issue, and each Revolving Lender will participate in, the Letters of Credit, in accordance with Article IV.

     SECTION 2.1.4. Lenders Not Permitted or Required To Make Loans or Issue or Participate in Letters of Credit Under Certain Circumstances. No Lender or Issuer, as the case may be, shall be permitted or required to

          (a)  make its Term B Loan if, after giving effect thereto,

               (i) the aggregate outstanding principal amount of all Term B Loans of all Lenders would exceed the Term B Loan Commitment Amount, or

               (ii) the aggregate outstanding principal amount of the Term B Loans of such Lender would exceed such Lender's Term Percentage of the Term B Loan Commitment Amount;

          (b)  make any Revolving Loan if, after giving effect thereto,

               (i) the aggregate outstanding principal amount of all Revolving Loans of all Lenders, together with all Letter of Credit Outstandings, would exceed the Revolving Commitment Amount, or

               (ii) the aggregate outstanding principal amount of all Revolving Loans of such Lender, together with its Revolving Percentage of all Letter of Credit Outstandings, would exceed such Lender's Revolving Percentage of the Revolving Commitment Amount; or

          (c) issue (in the case of an Issuer) or participate in (in the case of each Revolving Lender) any Letter of Credit prior to the Revolving Loan Commitment Termination Date, if, after giving effect thereto

               (i) all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans of all Lenders would exceed the Revolving Commitment Amount,

               (ii) in the case of the issuance of any Foreign Currency Letter of Credit, the Equivalent Amount of all Foreign Currency Letter of Credit Outstandings would exceed the Foreign Currency Letter of Credit Commitment Amount, or

               (iii) such Lender's Revolving Percentage of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans of such Lender would exceed such Lender's Revolving Percentage of the Revolving Commitment Amount.

     SECTION 2.2. Reduction of Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

     SECTION 2.2.1. Optional Reduction. The Borrower may, from time to time on any Business Day voluntarily reduce any Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent reductions of such Commitment Amount, and any partial reduction of any Commitment Amount shall be in a minimum amount of $2,000,000 and in an integral multiple of $500,000.

     SECTION 2.2.2.   Mandatory Reductions.

          (a) There shall be a mandatory reduction of the Term B Loan Commitment Amount, the Revolving Commitment Amount and the commitments under the Existing Credit Agreement by an amount equal to one hundred percent (100%) of Net Available Cash from any Asset Sale of any Dedicated Assets; provided, however, that the Borrower may, at its discretion retain (and, as a consequence of such retention, these shall be excluded from such mandatory reduction) up to an aggregate of $75,000,000 of such Net Available Cash so long as such Net Available Cash is applied by the Borrower in accordance with Section 8.2.10(b) hereof.

          (b) Upon the conversion of any non-cash proceeds realized from any transaction described in clause (a) above (whether received by the Borrower or any Subsidiary) to cash, the principal amount of such proceeds and any interest attributable thereto shall be deemed to be Net Available Cash and applied by the Agent as hereinafter provided.

          (c) Any reduction of the Commitment Amounts described in clauses (a) and (b) shall be effective on the first Business Day following the Borrower's receipt of any related Net Available Cash. All such amounts shall be applied to the ratable reduction of the Term B Loan Commitment Amount, the Revolving Commitment Amount and the commitments under the Existing Credit Agreement. To that end, such amounts shall first be applied to ratably prepay the Term B Loans, Revolving Loans and the loans under the Existing Credit Agreement, and the corresponding cancellation of the Revolving Commitment Amount and the commitments under the Existing Credit Agreement by the respective amount of such prepayments and to the cancellation of the unused portion of the Revolving Commitment Amount and the commitments under the Existing Credit Agreement and finally to ratably cash collaterize outstanding Letter of Credit and letters of credit under the Existing Credit Agreement.

          (d) To the extent that prior to the Revolving Loan Commitment Termination Date the Revolving Commitment Amount is less than the aggregate amount of the Letter of Credit Outstandings and Revolving Loans on any date prior to the Revolving Loan Commitment Termination Date, then the Borrower must deposit with the Agent cash collateral in accordance with Section 4.7 hereof.

          (e) Notwithstanding anything to the contrary in this Section 2.2.2 (but subject to the terms of Section 2.2.3), if the Term B Lead Arrangers shall demand a mandatory prepayment of the Term B Loans pursuant to the terms of the Fee Letter, all Term B Loans shall be due and payable, and any payment in respect thereof shall be applied as a mandatory reduction of the Term B Loan Commitment Amount.

     SECTION 2.2.3. Post Default Application. After the occurrence and during the continuance of an Event of Default, all optional and mandatory reductions of Commitment Amounts under Section 2.2.1 and Section 2.2.2 shall be applied to the pro rata reduction of all outstanding Revolving Loans, Term B Loans and outstanding loans under the Existing Credit Agreement and the cash-collateralization of any letters of credit outstanding under the Existing Credit Agreement and any Letters of Credit outstanding hereunder.

     SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Agent on or before 10:00 a.m., San Francisco time, on a Business Day, an Authorized Officer of the Borrower may from time to time irrevocably request, on not less than three days, in the case of LIBO Rate Loans, or one day in the case of Base Rate Loans, nor more than five Business Days' notice, that a Borrowing be made in a minimum amount of $2,000,000 or in the unused amount of the applicable Commitment. The Agent shall promptly transmit the information in the Borrower's request to each applicable Lender. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (San Francisco time) on the Business Day specified in such Borrowing Request each applicable Lender shall deposit with the Agent same day funds in an amount equal to such Lender's applicable Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the applicable Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan or L/C Advance shall be affected by any other Lender's failure to make any Loan or L/C Advance.

     SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., San Francisco time, on a Business Day, an Authorized Officer of the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $2,000,000 of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/ Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing. The Agent shall promptly transmit the information in each Continuation/Conversion Notice to each Lender.

     SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or

Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that each Lender shall use reasonable efforts in making any such election to minimize the costs payable by the Borrower hereunder with respect to any Loan, Commitment or Letter of Credit. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 5.1, 5.2,
5.3 or 5.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.6. Notes; Register. Unless the Agent shall have been advised by a Lender that it does not want to receive a Note, each Lender's Loans under each of its Commitments shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's applicable Percentage of the original applicable Commitment Amount. Whether or not a Loan is evidenced by a Note, the Borrower hereby designates Agent to serve as its agent, solely for the purposes of this Section, to maintain a register (the "Register") on which Agent will record the name and address of each Lender, the Commitments and Loans and each repayment in respect of the principal amount of the Loans of each Lender from time to time. No payment with respect to the outstanding principal and interest applicable for each of the Loans shall be made to any Person other than the Person identified in such Register as the Lender. Failure to make any such recordation or any errors in such recordation shall not affect the Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive and binding on the Borrower absent manifest error. Upon reasonable notice and during normal business hours, representatives of the Borrower may from time to time inspect the Register. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans and L/C Advances evidenced thereby.
Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

     SECTION 2.7.   Increase in Revolving Commitment Amount.

          (a) Provided that no Default then exists, the Borrower may, on any Business Day prior to May 24, 2003, request in writing that the then effective Revolving Commitment Amount be increased in accordance with the provisions of this Section. The Borrower may make only one request under this Section and in no event may the aggregate amount of such increase exceed $400,000,000. Any request under this Section to increase the Revolving Commitment Amount shall be submitted by the Borrower to the Revolving Lead Arrangers, and shall specify the proposed effective date (which date shall be not less than 5 days after the date of such request) and the amount of such increase (which shall be in integral multiples of $1,000,000). No Lender shall have any obligation, express or implied, to offer to increase its Revolving Loan Commitment. Only the consent of the Revolving Lead Arrangers and those Lenders that have increased

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

     their Revolving Loan Commitments (the "Increasing Lenders") shall be required for an increase in the Revolving Commitment Amounts pursuant to this Section.

          (b) The Borrower may accept some or all of the offered amounts from the then-current Lenders or designate new lenders which are reasonably acceptable to the Revolving Lead Arrangers and each Issuer as additional Lenders hereunder in accordance with clause (c) of this Section (each, a "New Lender"), which New Lender may assume all or a portion of the increase in the Revolving Commitment Amount. The Revolving Lead Arrangers and the Borrower shall have discretion to adjust the allocation of the increased Revolving Commitment Amount among Increasing Lenders and New Lenders.

          (c) Each New Lender designated by the Borrower and reasonably acceptable to the Revolving Lead Arrangers and each Issuer shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the Revolving Commitment Amount upon its execution of an instrument of joinder to this Agreement which is in form and substance reasonably acceptable to the Revolving Lead Arrangers and each Issuer and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Revolving Lead Arrangers, the Agent and the other Lenders.

          (d) Concurrently with the effectiveness of any increase in the Revolving Commitment Amount pursuant to this Section 2.7, all obligations of the Borrower under the Existing Credit Agreement shall be repaid or otherwise terminated and the commitments of all lenders and letter of credit issuers thereunder terminated. Subject to the foregoing, any increase requested by the Borrower shall be effective as of the date proposed by the Borrower and shall be in the principal amount equal to
     (i) the amount which Increasing Lenders are willing to assume as increases to the amount of their Commitments plus (ii) the amount offered by any New Lender, in either case as adjusted by the Revolving Lead Arrangers and the Borrower pursuant to Section 2.7(b). Upon the effectiveness of any such increase, if requested by a Lender, the Borrower shall issue replacement Notes to each Increasing Lender and new Notes to each New Lender, and the applicable Percentages of each Lender will be adjusted to give effect to the increase in the Revolving Commitment Amount as set forth in a new Schedule II issued by the Agent. To the extent that the adjustment of Percentages results in loss or expenses to any Lender as a result of the prepayment of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, the Borrower shall be responsible for such loss or expenses pursuant to Section 5.4.

     SECTION 2.8. Increase in Term B Loan Commitment Amount. Provided that no Default then exists, on any Business Day prior to the Term B Loan Commitment Termination Date, the Borrower, with the prior written consent of the Term B Lead Arrangers, may increase the Term B Loan Commitment Amount in accordance with the provisions of this Section. No Lender shall have any obligation, express or implied, to offer to increase its Term B Loan Commitment. Concurrently with the effectiveness of any increase in the Term B Loan Commitment Amount pursuant to this Section 2.8, there shall be a corresponding reduction of the Revolving Commitment Amount. Upon the effectiveness of any such increase, the applicable Percentages of each Lender will be adjusted to give effect to the increase in the

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

Term B Loan Commitment Amount and corresponding reduction of the Revolving Commitment Amount as set forth in a new Schedule II issued by the Agent. To the extent that the adjustment of Percentages results in loss or expenses to any Lender as a result of the prepayment of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, the Borrower shall be responsible for such loss or expenses pursuant to Section 5.4.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor.

     SECTION 3.1.1. Payment Terms. Prior to the Stated Maturity Date of each Loan, the Borrower

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

               (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period, of all Lenders;

               (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan, unless the Borrower also pays all losses and expenses (for which the Borrower has received written notice, including calculations in reasonable detail) as a result of such prepayment as provided in Section 5.4;

               (iii) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to the Agent; and

               (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $2,000,000; and

          (b) shall, on each date when any reduction in a Commitment Amount shall become effective, make a mandatory prepayment (which, in the case of the Revolving Loan Commitment, shall be applied (or held for application, as the case may be) as set forth in Section 2.2.2(c);

          (c) shall, immediately upon any acceleration of the Commitment Termination Date of any Loans pursuant to Section 9.2 or Section 9.3, repay all Loans, unless, pursuant to Section 9.3, only a portion of all Loans is so accelerated;

          (d) shall, on each Quarterly Payment Date, deliver cash collateral to the Agent in an amount equal to the excess, if any, of the sum of (i) the outstanding principal amount of all Loans plus (ii) all Letter of Credit Outstandings over the Revolving Commitment Amount;

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

          (e) shall, if a Default shall have occurred and be continuing on any date that the Borrower gives notice of the purchase, redemption or prepayment of the Zero Coupon Debentures in cash, or if an Event of Default shall have occurred and be continuing on any date that the Borrower purchases, redeems or prepays the Zero Coupon Debentures, make a mandatory prepayment in an amount equal to the outstanding principal amount of all Revolving Loans then outstanding and deposit with the Agent, cash collateral in an amount equal to the outstanding Term B Loans and outstanding Letters of Credit; and

          (f) shall, if any non-cash proceeds from any Asset Sale of any Dedicated Assets shall be received by a Subsidiary that is not directly or indirectly owned by a Dedicated Subsidiary, thereupon make a mandatory prepayment, and corresponding reduction of Commitments pursuant to
     Section 2.2.2 in an amount equal to the fair market value of such proceeds, as reasonably determined by the Agent.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 5.4. No voluntary prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Commitment Amount. No mandatory prepayment of principal of any Revolving Loans under paragraph (e) shall cause a reduction in the Revolving Commitment Amount.

     SECTION 3.1.2. Post Default Application of Payments. Notwithstanding any provision of Sections 2.2.2 or 3.1.1 to the contrary, after the occurrence and during the continuance of an Event of Default, all optional and mandatory payments under Section 3.1.1 shall be applied first to pay any fees and expenses then due and owing hereunder and under the Existing Credit Agreement, second to the pro rata payment of accrued and unpaid interest on all Loans hereunder and under the Existing Credit Agreement and third as set forth in Section 2.2.2(c).

     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

     SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

          (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

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

     The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                           =                 LIBO Rate
 LIBO Rate                             -------------------------------
(Reserve Adjusted)                     1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from Scotiabank, two Business Days before the first day of such Interest Period.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Scotiabank's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Scotiabank's LIBO Rate Loan and for a period approximately equal to such Interest Period.

     "LIBOR Reserve Percentage" means, for each day of any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified from time to time under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board.

     All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus a margin of 2%.

     SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

          (a)  on the Stated Maturity Date therefor;

          (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan being prepaid;

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

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at the end of the third month of such Interest Period);

          (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

          (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.3.   Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

     SECTION 3.3.1. Commitment Fees. The Borrower agrees to pay to the Agent for the account of each Revolving Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article VI) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee at the rate of 0.50% per annum, calculated on such Lender's Revolving Percentage of the average daily unused portion of the Revolving Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Revolving Loan Commitment Termination Date.

     SECTION 3.3.2. Lead Arrangers' Fees. The Borrower agrees to pay to the lead arrangers identified on the cover page for their own account the fees described in the Fee Letter, at the times required in such letter.

     SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the account of the Revolving Lenders, for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (and including) the date upon which (or on the next succeeding Business Day upon which) such Letter of Credit expires or is returned to the Issuer that issued such Letter of Credit, a fee, in Dollars, on the average daily stated amount of such Letter of Credit (or the Equivalent Amount thereof with respect to Foreign Currency Letters of Credit) calculated at a per annum rate equal to the Applicable LIBO Rate Margin for Revolving Loans in effect from time to time; provided, however, that for each day after the Stated Maturity Date for Revolving Loans that any Letter of Credit shall be outstanding, the fees on such Letter of Credit shall accrue at the Applicable LIBO Rate Margin for Term B Loans in effect from time to time. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, and on the date of termination or expiry of the last Letter of Credit outstanding

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

hereunder (for any period then ending for which such fee shall not theretofore have been paid), commencing on the first such date after the issuance of such Letter of Credit.

     SECTION 3.3.4. Letter of Credit Issuing Fee. The Borrower agrees to pay to the Agent, for the account of each Issuer, an issuing fee, in Dollars, for each Letter of Credit issued by such Issuer for the period from and including the date of issuance of such Letter of Credit to (and including) the date upon which such Letter of Credit expires or is returned to the Issuer that issued such Letter of Credit at such rates as may be agreed in writing by the Borrower and the Issuers from time to time. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the date of termination or expiry of the last Letter of Credit outstanding hereunder for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

                                   ARTICLE IV

                                LETTERS OF CREDIT

     SECTION 4.1. Issuance Requests. By delivering to the Agent and an Issuer an Issuance Request on or before 12:00 noon, New York time, the Borrower may request, from time to time prior to the Revolving Loan Commitment Termination Date and on not less than three nor more than ten Business Days' notice, that such Issuer issue an irrevocable standby letter of credit, in Dollars, Canadian Dollars or Sterling (provided that the Equivalent Amount of the aggregate Stated Amount of all Foreign Currency Letters of Credit after giving effect to such issuance shall not exceed the Foreign Currency Letter of Credit Commitment Amount) and in such form as may be requested by the Borrower and approved by such Issuer (each, together with the Existing Letters of Credit and any Foreign Currency Letters of Credit, a "Letter of Credit"), in support of the general corporate purposes of the Borrower (including credit support by the Borrower for gas and power contracts for Calpine Energy Services, L.P., Calpine Energy Services Canada Partnership and Calpine Energy Services UK Limited) and which are described in such Issuance Request, provided that no Letter of Credit may be used to finance acquisitions (other than acquisitions of equipment, sites and property in the ordinary course of the Borrower and its Subsidiaries' business, but in no event may Letters of Credit be used to finance acquisitions of power projects, reserves of geothermal steam and fluids and material gas reserves) or make any Investments in any third parties (other than Subsidiaries), directly or indirectly, through the Borrower or any of its Subsidiaries or Affiliates and provided, further, that Letters of Credit shall only be used to secure or support obligations (other than for the deferred purchase price of property) entered into in the ordinary course of business of the Company and its Restricted Subsidiaries. Upon receipt of an Issuance Request, the Agent shall promptly notify the Revolving Lenders thereof. Each Letter of Credit shall by its terms:

          (a)  be issued in a Stated Amount which

               (i) is at least the Equivalent Amount of $500,000 or such lesser amount as may be agreed by the Agent;

               (ii) does not exceed (or would not exceed) the then Revolving Commitment Availability;

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

          (b) be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of one year from its date of issuance and May 24, 2003 (which date may, with the written consent of the Borrower, ING (U.S.) Capital LLC and the Revolving Lead Arrangers, be extended to a date no later than five Business Days prior to the Stated Maturity Date for Term
     B Loans); provided, however, that a Letter of Credit may provide that if it is not renewed prior to its Stated Expiry Date, it may be drawn by the beneficiary thereof; and

          (c)  on or prior to its Stated Expiry Date

               (i) terminate immediately upon notice to the Issuer thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full and surrender by the beneficiary of the Letter of Credit to such Issuer, and

                (ii) reduce in part immediately and to the extent the beneficiary thereunder has notified the Issuer thereof that the obligations covered thereby have been paid or otherwise satisfied in part and that the Letter of Credit may be reduced.

So long as no Default (other than a Nonmaterial Subsidiary Default) has occurred and is continuing by delivery to the Issuer thereof and the Agent of an Issuance Request at least three but not more than ten Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request such Issuer on any date prior to the Stated Maturity Date for Revolving Loans to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of one year from its date of extension or May 24, 2003 (which date may, with the written consent of the Borrower, ING (U.S.) Capital LLC and the Revolving Lead Arrangers, be extended to a date no later than five Business Days prior to the Stated Maturity Date for Term B Loans).

     SECTION 4.2. Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article VI), the Issuer to whom notice was given under Section 4.1 shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. Such Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will notify the Agent of any issuance or amendment and such notice will be accompanied by a copy of each Letter of Credit issued and any amendment thereto) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof. The Agent will promptly notify the Revolving Lenders of issuances and amendments and, if requested in a writing by a Revolving Lender, will provide copies of issuances and amendments to such requesting Revolving Lender.

     SECTION 4.3. Expenses. The Borrower agrees to pay to the Agent for the account of each Issuer the standard charges of such Issuer in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit issued by such Issuer upon demand from time to time.

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

     SECTION 4.4. Other Revolving Lenders' Participation. Each Letter of Credit issued pursuant to Section 4.2 shall, effective upon its issuance and without further action, be issued on behalf of all Revolving Lenders (including the Issuer thereof) pro rata according to their respective Revolving Percentages. Each Revolving Lender shall, to the extent of its Revolving Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to pay promptly to the Issuer thereof such Lender's Revolving Percentage of any unreimbursed drawings under a Letter of Credit which have not been reimbursed by the Borrower in accordance with
Section 4.5, or which have been reimbursed by the Borrower but must be returned, restored or disgorged by the Issuer thereof for any reason, and each Revolving Lender shall, to the extent of its Revolving Percentage, be entitled to receive from the Agent a ratable portion of the letter of credit fees received by the Agent pursuant to Section 3.3.3, with respect to each Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 4.4 in respect of Letters of Credit issued or amended while such Revolving Lender remains a party to this Agreement is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment of any Letter of Credit or the occurrence and continuation of a Default or Event of Default or reduction or termination of the Revolving Loan Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. In the event that the Borrower shall fail to reimburse the Issuer thereof, or if for any reason Revolving Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 4.5 and in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Revolving Lender of the unreimbursed amount of such drawing and of such Revolving Lender's respective participation therein. Each Revolving Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such Issuer specified in such notice not later than 2:00 p.m., New York time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by such Issuer. In the event that any Revolving Lender fails to make available to an Issuer the amount of such Revolving Lender's participation in such Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the daily average Federal Funds Rate for three Business Days and thereafter at the Alternate Base Rate plus 2%. Nothing in this Section shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuer any amounts made available by such Revolving Lender to an Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuer thereof in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuer. Each Issuer shall distribute to each Revolving Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by such Issuer such Lender's Revolving Percentage of all payments received by such Issuer from the Borrower in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received.

      SECTION 4.5. Disbursements. Each Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit issued by it, together with notice of the date (a "Disbursement Date") such payment shall be made (each such payment, a

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

"Disbursement"). Unless otherwise agreed by the applicable Issuer and the Borrower, drawings under any Letter of Credit issued under Section 4.1 shall be made on sight. Subject to the terms and provisions of such Letter of Credit, each Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 2:00 p.m., New York time, on the Disbursement Date, the Borrower will reimburse each Issuer for all amounts in the currency which it has disbursed under the Letter of Credit or will notify such Issuer that it elects to make such reimbursement by requesting the Revolving Lenders to make a Revolving Loan in the Equivalent Amount of such required reimbursement. If Borrower elects to make such reimbursement by requesting a Revolving Loan in such amount and the conditions precedent in Article VI shall have been satisfied, the Revolving Lenders shall fund such Reimbursement Obligation by making Base Rate Loans in the appropriate Equivalent Amounts in accordance with Section 2.3. To the extent an Issuer is not reimbursed in full on the date payment is made under a Letter of Credit, the Borrower's Reimbursement Obligation shall accrue interest at the Alternate Base Rate plus the Applicable Base Rate Margin for two Business Days and thereafter at the Post Maturity Rate described in Section 3.2.2, payable on demand, until reimbursed in full. In the event an Issuer is not reimbursed by the Borrower on any Disbursement Date, or if an Issuer must for any reason return or disgorge such reimbursement, the Revolving Lenders (including such Issuer) shall fund the Reimbursement Obligation therefor by making, on the next Business Day, Loans (or, if the Revolving Loan Commitments shall no longer then be in effect, advances ("L/C Advances") that are payable on demand and have the same characteristics as Loans and which shall be Obligations hereunder) in the appropriate Equivalent Amounts which are Base Rate Revolving Loans (or L/C Advances bearing interest by reference to the Base Rate) (except that such Revolving Loans or L/C Advances shall be made upon demand by the Agent rather than upon notice by the Borrower and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to the satisfaction of the conditions precedent to the making of Revolving Loans set forth in Article VI of this Agreement and notwithstanding any termination of the Commitments). Each Revolving Lender's obligation to make Revolving Loans or L/C Advances in the amount of its Revolving Percentage of any unreimbursed amounts outstanding under a Letter of Credit pursuant hereto is several, and not joint or joint and several. Except as specifically noted herein, all terms and provisions that are applicable to Revolving Loans under this Agreement shall be equally applicable to L/C Advances. For example, and without limitation, the provisions of Sections 3.1(e), 3.2.2, 3.2.3, 5.5, 5.6, 5.8, 5.9, 7.13, 8.2.10(b)(iii), 9.1.1,
10.5, 11.1(c), 11.4(a) and 11.11 shall equally apply to L/C Advances as well as Loans.

      SECTION 4.6. Reimbursement. The Borrower's obligation (a "Reimbursement Obligation") under Section 4.5 to reimburse an Issuer with respect to each disbursement (including interest thereon), and each Revolving Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Revolving Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or

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

enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower to commence any proceeding against an Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

     SECTION 4.7. Cash Collateral. Upon the occurrence and during the continuation of any Event of Default described in Section 9.1.9 or upon notice to the Borrower after the occurrence and during the continuation of any other Event of Default, at the election of the Agent acting on instructions from the Required Revolving Lenders, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall be deemed to have been paid or disbursed by the Issuers under the Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed), and, upon notification by the Issuers to the Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Agent the amount deemed to have been so paid or disbursed by the Issuers. Any amounts so received by the Agent from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower's obligations in connection with the Letters of Credit. At any time when such a Letter of Credit shall terminate and all L/C Advances and Obligations of the Borrower to the Issuers in respect of such Letter of Credit are either terminated or paid or reimbursed to the Revolving Lenders and the Issuers in full, the Obligations of the Borrower under this Section with respect to such Letter of Credit shall also terminate (subject, however, to reinstatement in the event any payment in respect of such Letter of Credit is recovered in any manner from any Issuer or Revolving Lender), and the Agent will return to the Borrower the aggregate amount deposited by the Borrower with the Agent in respect of such Letter of Credit and not theretofore applied by the Agent to any Reimbursement Obligation.

     At such time when all Events of Default shall have been cured or waived, the Agent shall return to the Borrower all amounts then on deposit with it pursuant to this Section. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligation or their return to the Borrower, as the case may be, bear interest at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the Agent as additional collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by the Issuers.

     SECTION 4.8. Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer (except to the extent of its own gross negligence or willful misconduct) nor any Revolving Lender shall be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of

     Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise;

          (e) any error, omission, interruption, loss or delay in the transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required in order to make a Disbursement thereunder) or of the proceeds thereof;

          (f)  any error in interpretation of technical terms;

          (g) the performance of any transaction which underlies any Letter of Credit;

          (h) any act or omission of any Person other than the Issuer and the Revolving Lenders;

          (i) loss or destruction of any draft, demand, or document in transit or in the possession of others;

          (j) lack of knowledge of any particular trade usage (other than standard United States and Western European banking usage as used in the normal course of business); or

          (k) any consequence arising from causes beyond the control of the Issuer and the Revolving Lenders.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Revolving Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith and which is not grossly negligent shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to the Borrower; provided, however, that nothing herein shall relieve any Issuer, the Agent or any Revolving Lender for any liability for its gross negligence or willful misconduct.

     SECTION 4.9.   Increased Costs; Indemnity. If by reason of

          (a) any change after the Effective Date in applicable law, regulation, rule, decree or regulatory requirement or any change after the Effective Date in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or

          (b) compliance by any Issuer or any Revolving Lender with any new or modified (after the Effective Date) direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the F.R.S. Board:

               (i) any Issuer or any Revolving Lender shall be subject to any tax (other than franchise taxes or taxes measured by net income or receipts), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Article IV, whether directly or by such being imposed on or suffered by any Issuer or any Revolving Lender;

               (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Revolving Lender; or

               (iii) there shall be imposed on any Issuer or any Revolving Lender any other condition regarding this Article IV, any Letter of Credit or any participation therein;

and the result of the foregoing is directly or indirectly to increase the cost to an Issuer or such Revolving Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by such Issuer or such Revolving Lender, then and in any such case such Issuer or such Revolving Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrower thereof and provide Borrower with data and calculations supporting such costs, and the Borrower shall pay such amounts as such Issuer or Revolving Lender may specify to be necessary to compensate such Issuer or Revolving Lender for such additional cost or reduced receipt within ten (10) Business Days after receiving such notice, together with interest on such amount from the date of receipt of such notice until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus the Applicable Margin; provided, however, that Section 5.6, rather than this Section
4.9 shall govern Borrower's obligations with respect to Taxes relating to payments by the Borrower described in the first sentence of Section 5.6(a). The good faith determination by an Issuer or Revolving Lender, as the case may be, of any amount due pursuant to this Section, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto. In addition to amounts payable as elsewhere provided in this Article IV, the Borrower hereby agrees to protect, indemnify, pay and save the Issuers and the Revolving Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Issuer or any Revolving Lender may incur or be subject to as a consequence, direct or indirect, of

          (x) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of an Issuer as determined by a court of competent jurisdiction, or

          (y) the failure of an Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

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

     SECTION 4.10. Existing Letters of Credit. On the Effective Date, the Existing Letters of Credit shall be deemed for all purposes to be Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuers on the Effective Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Revolving Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1.2, the Existing Letters of Credit shall be deemed to utilize pro rata the Revolving Loan Commitment of each Revolving Lender.

     SECTION 4.11. Equivalent Amount Determinations. For purposes of determining the amount of Foreign Currency Letter of Credit Outstandings and for purposes of calculating fees payable under Section 3.3.3 with respect to Foreign Currency Letter of Credit Outstandings, the principal amount of such Foreign Currency Letter of Credit Outstandings shall be deemed to be, as of any date of determination, the Equivalent Amount thereof at such date. The initial Equivalent Amount of any Foreign Currency Letter of Credit shall be determined by the Issuer of such Letter of Credit and notified by such Issuer in writing to the Agent and the Borrower on the date of issuance thereof. If a Disbursement is made by an Issuer under any Foreign Currency Letter of Credit, the Equivalent Amount of such Disbursement shall be determined by the relevant Issuer on the Disbursement Date related thereto, and such Issuer shall notify the Agent and the Borrower promptly of such Equivalent Amount.

     SECTION 4.12. Currency Fluctuations, etc. Not later than 12:00 p.m., New York time, on each Quarterly Payment Date, each Issuer shall determine the Equivalent Amount as of such Quarterly Payment Date with respect to each Foreign Currency for which there are at such time outstanding Foreign Currency Letters of Credit issued by such Issuer or in respect thereof (after giving effect to any Loans to be made or repaid or Letters of Credit to be issued or Reimbursement Obligations to be repaid on such date). Each Issuer shall notify the Borrower, the Revolving Lenders and the Agent of such Equivalent Amount. The Equivalent Amount so determined shall become effective on the first Business Day immediately following the relevant Quarterly Payment Date (each, a "Reset Date") and shall remain effective until the next succeeding Reset Date.

                                      ARTICLE V

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 5.1. LIBO Rate Lending Unlawful. If any Lender shall determine in good faith (which good faith determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of all Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Until such time as such Lender's obligation to make, continue and maintain LIBO Rate Loans is reinstated, the Borrower shall have the right (with the prior written consent of the Agent, which consent shall not be unreasonably withheld) to replace such affected Lender by obtaining another financial institution that is willing to purchase such affected Lender's interest herein for the full amount of any outstanding Loans, Reimbursement Obligations and other amounts owed hereunder (including principal, accrued interest, breakage costs and any other unreimbursed costs and expenses owed to such Lender), to assume such affected Lender's obligations under this Agreement and to become a Lender hereunder. In such event, the affected Lender shall, upon ten (10) Business Days notice from Borrower, assign one hundred percent (100%) of its interest hereunder to such replacement lender for the price described in the previous sentence.

     SECTION 5.2. Deposits Unavailable. If the Agent shall have determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Agent or any Lender in its relevant market; or

          (b) by reason of circumstances affecting the Agent's or any Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended (at the end of the applicable Interest Period, in the case of outstanding LIBO Rate Loans) until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 5.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans as a result in any change after the Effective Date, in applicable law, regulation, rule, decree or regulatory requirement or in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error and if given in good faith, be conclusive and binding on the Borrower. If such increased costs do not affect all of the Lenders, the Borrower shall have the right (with the prior written consent of the Agent, which consent shall not be unreasonably withheld) to replace the affected Lender by obtaining another financial institution that is willing to purchase such affected Lender's interest herein for the full amount of any outstanding Loans and Reimbursement Obligations (principal and accrued interest), to assume such affected Lender's obligations under this Agreement and to become a Lender hereunder. In such event, the affected Lender shall, upon five (5) Business Days notice from Borrower, assign one hundred percent (100%) of its interests hereunder to such replacement lender for the price described in the previous sentence and thereafter such Lender shall have no further obligations hereunder.

     SECTION 5.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto;

          (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor other than as a result of any act or omission by such Lender;

          (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor other than as a result of any act or omission by such Lender; or

          (d) any LIBO Rate Loan not being prepaid in accordance with a notice of prepayment,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail and all information and documentation reasonably necessary to support such calculations) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 5.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority causes the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender attributable to or based upon the Loans, the Letters of Credit or Commitments hereunder to be increased, and such Lender determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error and if made in good faith, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its good faith discretion) shall deem applicable.

     SECTION 5.6. Taxes. (a) Subject to each Lender's compliance with Section 5.6, all payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

               (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

               (iii) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

      Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

          If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 5.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

          (b) Upon the request of the Borrower or the Agent, each Lender (including, any participant or Assignee Lender) that is (a) organized under the laws of the United States or a state thereof shall execute and deliver to the Borrower and the Agent one or more (as the Borrower or the Agent may reasonably request) appropriately completed United States Internal Revenue Service Forms W-9 (or any successor forms or documents) and (b) organized under the laws of a jurisdiction other than the United States shall, prior to the due date of and as a condition to any payments hereunder or under the Notes, execute and deliver to the Borrower and the Agent one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish that such Lender (or participant or Assignee Lender) is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

          The Borrower shall not be required to pay any additional amounts to any Lender (or participant or Assignee Lender) in respect of Taxes pursuant to this Section 5.6 if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or participant or Assignee Lender) to comply with the provisions of this
     Section 5.6 unless such failure results from (a) a change in applicable treaty, law or regulation or interpretation thereof or (b) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date such Lender (or participant or Assignee Lender) becomes a party to this Agreement.

     SECTION 5.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., San Francisco time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 5.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 5.3, 5.4 and 5.5) or Letter of Credit in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 5.9. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the fourth recital; without limiting the foregoing, no Letter of Credit or proceeds of any Loan will be used to (i) acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U, (ii) finance acquisitions (other than the acquisition of equipment, sites and property in the ordinary course of the Borrower and its Subsidiaries' business, but in no event may Loans or Letters of Credit be used to finance acquisitions of power projects, reserves of geothermal steam and fluids and natural gas reserves), or (iii) make Investments in any third parties (other than Investments in Subsidiaries), directly or indirectly, through the Borrower or any of its Subsidiaries or Affiliates.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1. Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

     SECTION 6.1.1. Resolutions, etc. The Agent shall have received from each Obligor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary, as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

     SECTION 6.1.2. Delivery of Revolving Notes. The Agent shall have received, for the account of each Revolving Lender requesting same, its Revolving Note duly executed and delivered by the Borrower.

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

     SECTION 6.1.3. Guaranty. The Agent shall have received the Guaranty, dated the date hereof, duly executed by the Guarantors.

     SECTION 6.1.4. Pledge Agreements. The Agent shall have received executed counterparts of the Pledge Agreements, dated as of the date hereof, together with the certificates evidencing 100% of the issued and outstanding capital stock of Calpine Holdings, CNGGP and CNGH and 65% of the issued and outstanding capital stock of CCEC, all of which certificates shall in each case be accompanied by undated stock powers duly executed in blank.

     SECTION 6.1.5. Amendment to Existing Credit Agreement. The Agent shall have received executed counterparts of an amendment to the Existing Credit Agreement (a) increasing the pricing thereunder to the pricing set forth hereunder, (b) amending the definition of the term "Issuer" to provide for letters of credit to be issued both by Scotiabank and other to-be-determined lenders thereunder, (c) permitting the creation of the security interest in favor of the Lenders pursuant to the Assignment Agreement and the ratable sharing of the proceeds of such security among the Lenders and the lenders under the Existing Credit Agreement, and (d) addressing such other matters as the Lead Arrangers may reasonably request.

     SECTION 6.1.6. Termination of Master Reimbursement Agreement. The Agent shall have received evidence satisfactory to it of the termination of the Master Reimbursement Agreement for Letters of Credit dated as of August 23, 2001 among the Borrower, Scotiabank and BayernLB.

     SECTION 6.1.7. Termination of Bank One Credit Facility. The Agent shall have received evidence satisfactory to it of (a) the repayment of all obligations under, and the termination of the commitments under, that certain Credit Agreement dated as of January 1, 2000 among CNGC, Bank One N.A., as agent, and each of the financial institutions party thereto from time to time, as amended by the First Amendment dated September 28, 2000, the Second Amendment dated March 30, 2001, the Third Amendment dated April 20, 2001 and the Fourth Amendment dated August 13, 2001 (as so amended, the "Bank One Agreement") or (b) the purchase by the Borrower of the Indebtedness under the Bank One Agreement and the pledge of such Indebtedness to the Agent.

     SECTION 6.1.8. Assignment Agreement. The Agent shall have received executed counterparts of the Assignment Agreement duly executed by the Borrower, together with

          (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1) or such other evidence of filing as may be acceptable to the Agent, naming the Borrower as the debtor and the Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to the Assignment Agreement;

          (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Assignment Agreement previously granted by any Person; and

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          (c)  certified copies of Uniform Commercial Code Requests for
     Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated as of a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name Calpine Gilroy or the Borrower as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in the Assignment Agreement); and

          (d) a consent, in form and substance satisfactory to the Agent, from PG&E to the assignment by Calpine Gilroy to the Borrower of its rights under the agreement that is the subject of the Assignment Agreement and the execution and delivery by the Borrower of the Assignment Agreement.

     SECTION 6.1.9. Solvency. The Agent shall have received duly executed Solvency Certificates from each of CCEC, CCEF and the Guarantors, dated as of Effective Date.

     SECTION 6.1.10. Compliance Certificate. The Agent shall have received a certificate, executed by an Authorized Officer of the Borrower, showing compliance with the financial covenants in Sections 6.3.4 and 8.2.4 as of December 31, 2001.

     SECTION 6.1.11. Fee Letter. The Agent shall have received the Fee Letter duly executed by all parties thereto.

     SECTION 6.1.12. Opinions of Counsel. The Agent shall have received opinions, dated the date of the Effective Date and addressed to the Agent and all Lenders, from

          (a) Lisa Bodensteiner, Esq., general counsel of the Borrower, and Covington & Burling, special counsel to the Borrower, substantially in the form of Exhibits F-1 and F-2.

          (b) Mayer, Brown, Rowe & Maw, counsel to the Agent, substantially in the form of Exhibit G.

          (c) McCarthy Tetrault, special Canadian counsel to the Borrower, substantially in the form of Exhibit L.

          (d) Stewart McKelvey Stirling Scales, special Canadian counsel to the Borrower, substantially in the form of Exhibit M.

          (e) Thelen Reid & Priest, counsel to the Borrower, substantially in the form of Exhibit N.

          (f) Stoel Rives, counsel to the Borrower, substantially in the form of Exhibit O.

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

     SECTION 6.1.13. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 11.3, if then invoiced.

     SECTION 6.1.14. No Material Adverse Effect. Except for those matters described to the Lenders in Item 6.1.10 of the Disclosure Schedule that could affect the prospects of the Borrower (the "Excepted Prospects"), no Material Adverse Effect shall have occurred since December 31, 2000.

     SECTION 6.1.15. Canadian Restructure. The contractual arrangements described on Schedule 6.15 among CCEC, QCH and CCEF in respect of the term debentures dated April 25, 2001, August 14, 2001 and August 23, 2001 between CCEC and CCEF and the documentation executed in connection therewith shall have been amended on terms reasonably satisfactory to the Revolving Lead Arrangers and Term B Lead Arrangers.

     SECTION 6.2. Term B Loan Borrowing. The obligations of the Term B Lenders to fund the Term B Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.2; provided, that if the initial Borrowing of Term B Loans is not funded by the Term B Loan Commitment Termination Date, the Term B Loan Commitments shall then expire.

     SECTION 6.2.1. Syndication of Term B Commitments. The Term B Lead Arrangers shall have completed the syndication of the Term B Loan Commitments on terms to their reasonable satisfaction; provided, however, that notwithstanding the foregoing the Borrower may make the Borrowing of Term B Loans on the Term B Loan Commitment Termination Date.

     SECTION 6.2.2. Term B Notes. The Agent shall have received, for the account of each Term B Lender requesting the same, a Term B Note duly executed and delivered by the Borrower.

     SECTION 6.2.3. Deeds of Trust, etc. The Agent and Term B Lead Arrangers shall have received confirmation that all of the Domestic Gas Reserves shall have been transferred to the Borrower and that the other requirements of
Section 8.1.8 shall have been satisfied on or before the date of the requested Borrowing.

     SECTION 6.2.4. CCFCI. The Agent and Term B Lead Arrangers shall have received confirmation that all of the requirements of Section 8.1.9 shall have been satisfied on or before the date of the requested Borrowing.

     SECTION 6.2.5. Senior Debt Rating. The Agent and Term B Lead Arrangers shall have received confirmation that the debt rating given to the Loans and then in effect from Moody's shall be Ba3 or better and the debt rating from S&P shall be BB- or better.

     SECTION 6.2.6. Market Disruption. The Term B Lead Arrangers, in their good faith judgment, shall have determined that there has not occurred any disruption of, or adverse change in, financial, banking or capital market conditions since the date of this Agreement that could materially impair the satisfactory syndication of the Term B Credit Facility.

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

     SECTION 6.2.7. Canadian Undertakings. The Borrower shall cause to be delivered to the Agent and the Lenders such solvency opinions in respect of each of CCEC, CCEF and QCH from Houlihan, Lokey, Howard & Zukin in a form and as of such dates as may be reasonably satisfactory to the Revolving Lead Arrangers and Term B Lead Arrangers.

     SECTION 6.3. All Credit Extensions. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this
Section 6.3.

     SECTION 6.3.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Borrowing) the following statements shall be true and correct

          (a) the representations and warranties set forth in Article VII (excluding, however, those contained in Section 7.7) and in each other Loan Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

          (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 7.7

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Significant Subsidiaries which would reasonably be expected to cause a Material Adverse Effect or which purports to materially and adversely affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 which might have a Material Adverse Effect; and

          (c) no Default (other than a Nonmaterial Subsidiary Default) shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Significant Subsidiaries are in material violation of any law or governmental regulation or court order or decree which would reasonably be expected to cause a Material Adverse Effect.

     SECTION 6.3.2. Credit Request. The Agent shall have received a Borrowing Request or Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 6.3.1 are true and correct.

     SECTION 6.3.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

     SECTION 6.3.4. Interest Coverage Ratio (Parent Only). The Interest Coverage Ratio (Parent Only), calculated as of the end of the most recently ended Fiscal Quarter or, if the Interest Coverage Ratio (Parent Only) had previously fallen below 1.70 to 1.00 and had not subsequently returned to 1.70 to 1.00 or better, calculated as of the end of the most recently ended calendar month, shall be at least 1.70 to 1.00 for the previous 12 months.

     SECTION 6.3.5. Indentures. (a) The Borrower shall have certified to the Agent that its incurrence of the Indebtedness under such Borrowing is permitted under the terms of Section 3.4 of the Pre-2000 Indentures. To the extent that the Borrower is relying on clause (a) of Section 3.4 of the Pre-2000 Indentures, the Borrower shall have delivered to the Agent a certificate demonstrating its compliance with the incurrence test set forth therein.

          (b) The Borrower shall have certified to the Agent that the incurrence of Liens in respect of such Borrowing is permitted under the terms of Section 3.7 of the Pre-2000 Indentures and Section 3.4 of the Shelf Indenture. To the extent the Borrower is relying on Section 3.7(f)(1) of each of the Pre-2000 Indentures and on Section 3.4(a)(i) of the Shelf Indenture, the Borrower shall have delivered to the Agent a certificate demonstrating its compliance with the provision thereof. To the extent that the Borrower is relying on the proviso to Section 3.7 of each of the Pre-2000 Indentures and the proviso to Section 3.4 of the Shelf Indenture, the Borrower shall have delivered to the Agent a certificate demonstrating its compliance with the incurrence tests set forth therein.

     SECTION 6.3.6. Solvency. Both before and after giving effect to any Borrowing of Loans or issuance of any Letter of Credit hereunder, the Borrower and its Subsidiaries, on a consolidated basis, shall be Solvent.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans or L/C Advances and issue Letters of Credit hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VII.

     SECTION 7.1. Organization, etc. The Borrower and each of its Significant Subsidiaries is a corporation, partnership, limited liability company or similar entity validly organized and existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing as a foreign organization in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the Borrower's or any Obligor's ability to perform its obligations under the Loan Documents to which it is a party, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own or hold under lease its property and to conduct its business substantially as currently conducted by it.

     SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a)  contravene the Borrower's or any such Obligor's Organic
     Documents;

          (b) contravene any contractual restriction (including, without limitation, the Senior Note Indentures), law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

          (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties.

     SECTION 7.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party. Neither the Borrower nor any of its Significant Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 7.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as enforceability may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms except as enforceability may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief.

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

     SECTION 7.5. Financial Information. The balance sheets of the Borrower and each of its Subsidiaries as at December 31, 2000 and the related statements of earnings and cash flow of the Borrower and each of its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations for the period then ended.

      SECTION 7.6.   No Material Adverse Effect. Except for Excepted Prospects,
(a) since December 31, 2000, there has been no Material Adverse Effect and (b) since the date hereof, there has been no material adverse development in the matters set forth as Excepted Prospects that could have a material adverse effect upon the financial condition, operations, assets (including power projects), business or prospects of the Borrower and its Significant Subsidiaries taken as a whole.

     SECTION 7.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, investigation, or labor controversy affecting the Borrower or any of its Significant Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to have a Material Adverse Effect or which purports to materially and adversely affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 7.7 ("Litigation") of the Disclosure Schedule.

     SECTION 7.8. Subsidiaries. The Borrower has no Significant Subsidiaries, except those Significant Subsidiaries

          (a) which are identified in Item 7.8 ("Existing Significant Subsidiaries") of the Disclosure Schedule; or

          (b)  which are permitted to have been acquired in accordance with
     Section 8.2.5 or 8.2.9.

     The organizational chart attached hereto as Schedule III accurately reflects the ownership structures of the Borrower's equity interests in its Foreign Subsidiaries as of the Closing Date.

     SECTION 7.9. Ownership of Properties. The Borrower and each of its Significant Subsidiaries owns good and marketable title to all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 8.2.3. As of the Effective Date, the Borrower owns all of the equity interests in Calpine Holdings, CNGGP and CNGH, CNGGP and CNGH own all of the partnership interests of CNGC, the Canadian Gas Reserves are owned by Calpine Canada Natural Gas Partnership, the Domestic Gas Reserves are owned by CNGC and Calpine Holdings indirectly owns all of the partnership interests of CCFCI, the Saltend project is indirectly owned by CCEC and the receivable that is the subject of the Assignment Agreement is owned by the Borrower or Calpine Gilroy. Once the financing statements referred to in
Section 6.1.8(a) have been duly filed with the Secretaries of State of the States of California and Delaware, all

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

governmental filings necessary to perfect and protect, and establish and, so long as continuation statements are duly filed with the Secretaries of State of the States of California and Delaware within the time periods required under the Uniform Commercial Code, maintain the priority of, such Liens have been duly effected or taken.

     SECTION 7.10. Taxes. The Borrower and each of its Significant Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.11. Pension and Welfare Plans. No steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 7.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 7.12. Environmental Warranties. Except as set forth in Item 7.12 ("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Significant Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Significant Subsidiaries in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or, to the Borrower's knowledge, threatened

               (i) claims, complaints, notices or requests for information received by the Borrower or any of its Significant Subsidiaries with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect, or

               (ii) complaints, notices or inquiries to the Borrower or any of its Significant Subsidiaries regarding potential liability under any Environmental Law that, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect;

          (c) there are no unremediated Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Significant Subsidiaries that, singly or in the aggregate, result in, or may reasonably be expected to result in, a Material Adverse Effect;

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

          (d) the Borrower and its Significant Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

          (e) no property now or previously owned or leased by the Borrower or any of its Significant Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Significant Subsidiaries that, singly or in the aggregate, result in, or may reasonably be expected to result in, a Material Adverse Effect;

          (g) neither Borrower nor any Significant Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Significant Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Significant Subsidiary of the Borrower that, singly or in the aggregate, result in, or may reasonably be expected to result in, a Material Adverse Effect; and

          (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which would reasonably be expected to result in a Material Adverse Effect.

     SECTION 7.13. Regulations U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 7.14. Accuracy of Information. All factual information (which shall not include projections) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent, any Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified (except with respect to the financial statements of Borrower and its Subsidiaries, which will fairly present the financial condition of the entities covered thereby as of the date thereof) and, with respect to information provided prior to the execution of this Agreement, as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 7.15. Protection under Pledge Agreements and Deeds of Trust. Subject to the exceptions agreed to in the agreed form of such documents, the Pledge Agreements constitute a valid perfected first priority security interest in the property subject thereto and the Deeds of Trust, when executed, together with the financing statements (if any) filed with respect thereto, will constitute valid, first mortgage liens on, the property subject thereto.

     SECTION 7.16. Indebtedness of Certain Subsidiaries. As of the Effective Date, the only outstanding Indebtedness of any of Calpine Holdings and its Subsidiaries, CNGGP, CNGH, QM, JOQ, QCH and CCEC and its Subsidiaries is as set forth on Item 7.16 of the Disclosure Schedule.

     SECTION 7.17. Designation of Subsidiaries. As of the Effective Date, CCEC and each of its Subsidiaries is an Unrestricted Subsidiary, as such term is defined in the Pre-2000 Indentures.

                                   ARTICLE VIII

                                    COVENANTS

     SECTION 8.1. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, from and after the Effective Date, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.1.

     SECTION 8.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (i) the consolidated balance sheet, statement of earnings and cash flow statement of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower and (ii) a consolidating balance sheet and a consolidating statement of earnings of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower;

          (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, (i) a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein the consolidated balance sheet, statement of earnings and cash flow statement of the Borrower and its Subsidiaries as of the end of such Fiscal Year, in each case certified (without any Impermissible

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

     Qualification) in a manner acceptable to the Agent and the Required Lenders by Arthur Andersen & Company or other independent public accountants acceptable to the Agent and the Required Lenders and (ii) a consolidating balance sheet and a consolidating statements of earnings of the Borrower and its Subsidiaries as of the end of such Fiscal Year, certified by an Authorized Officer of the Borrower;

          (c) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 120 days after the end of each Fiscal Year, a certificate, executed by an Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Sections 6.3.4 and 8.2.4;

          (d) as soon as available and in any event within ninety days after the end of each Fiscal Year of the Borrower, a consolidated budget for the Borrower and its Subsidiaries for the following Fiscal Year, in form and substance satisfactory to the Agent;

          (e) if the Interest Coverage Ratio (Parent Only), calculated as of the end of the most recently ended Fiscal Quarter, had previously fallen below 1.70 to 1.00 and had not subsequently returned to 1.70 to 1.00 or better, as soon as available and in any event within 30 days after the end of each calendar month thereafter, a certificate, executed by an Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respect satisfactory to the Agent) the calculation of the Interest Coverage Ratio (Parent Only) as of the end of such calendar month;

          (f) as soon as possible and in any event within three days after the Borrower obtains knowledge of each Default, a statement of an Authorized
     Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

          (g) as soon as possible and in any event within five days after (x) the Borrower obtains knowledge of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in
     Section 7.7, (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 7.7, or (z) any other Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

          (h) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and all reports and registration statements which the Borrower or any of its Significant Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (i) immediately upon the Borrower's knowledge of the institution of any steps by the Borrower or any member of its Controlled Group to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is

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     sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

          (j) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Significant Subsidiaries as any Lender through the Agent may from time to time reasonably request and which the Borrower is legally permitted to provide to such Lender.

The Borrower may provide some or all of the information required in clauses (a) and (b) above by providing copies of its Forms 10-Q and/or 10-K filed with the Securities and Exchange Commission.

     SECTION 8.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

          (a) the maintenance and preservation of its corporate existence and, if applicable, qualification as a foreign corporation; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 8.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     SECTION 8.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

     SECTION 8.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent or any of its representatives or any Lender, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and

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independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with either Administrative Agent or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the exercise by either Administrative Agent of its rights pursuant to this Section; provided, however, after the occurrence and during the continuance of any Default, the Borrower shall pay for all fees of such independent accountants incurred with each exercise by the Administrative Agents or any Lender of its rights pursuant to this Section.

     SECTION 8.1.6. Environmental Covenant. The Borrower will, and will cause each of its Significant Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) immediately notify the Agent and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and

          (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this
     Section 8.1.6.

     SECTION 8.1.7. Dividends of Subsidiaries. Promptly upon (but in no case more than five (5) Business Days after) the occurrence of an Event of Default, the Borrower shall cause each of its Wholly Owned Subsidiaries to declare and pay dividends on, or to make payments or distributions on account of, the shares of all classes of stock of such entity in an amount equal to (x) all funds legally and contractually available at such time to such Subsidiary for the payment of dividends minus (y) without duplication, such Wholly Owned Subsidiary's budgeted working capital and budgeted cash requirements for the following six months.

     SECTION 8.1.8. Domestic Gas Reserves. The Borrower will use commercially reasonable efforts to cause the Domestic Gas Reserves to be transferred to it as soon as possible. In any event, on or before May 25, 2002, all or substantially all of the Domestic Gas Reserves shall have been transferred to the Borrower pursuant to a transaction reasonably satisfactory to the Administrative Agents and Agent shall have contemporaneously received executed counterparts of Deeds of Trust with respect to each Domestic Gas Reserve, duly executed by each of the owners of such Domestic Gas Reserve, together with

          (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each of the Deeds of Trust as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to record the Deeds of Trust as valid, perfected Liens against the Domestic Gas Reserves, which Liens

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     are subject to no outstanding monetary Liens recorded against the
     Domestic Gas Reserves;

          (b) title opinions (collectively, the "title opinions") in form and substance reasonably satisfactory to the Agent and issued by Persons reasonably acceptable to the Agent, with respect to not less than 90% of the value of properties subject to the Deeds of Trust;

          (c) such other approvals, opinions, or documents (including, without limitation, environmental reports) in connection with the foregoing as the Agent may reasonably request; and

          (d) the Hazardous Materials Indemnity duly executed by the Borrower, together with a legal opinion in a form reasonably satisfactory to the Administrative Agents in respect thereof.

     SECTION 8.1.9. CCFCI. On or before June 8, 2002, the stock of Calpine Holdings shall have been transferred to CNGH pursuant to a transaction reasonably satisfactory to the Administrative Agents. Upon completion of such transfer, CCFCI shall be an indirect, Wholly-Owned Subsidiary of CNGH. Concurrently with the effectiveness of such transfer, the Agent shall release its pledge of the stock of Calpine Holdings obtained pursuant to the terms of one of the Pledge Agreements.

     SECTION 8.1.10. Intercompany Notes. The Borrower will, promptly upon the creation of any Indebtedness owing from any of its Dedicated Subsidiaries, cause such Indebtedness to be evidenced by a promissory note and pledged to the Agent, on terms reasonably acceptable to the Agent, as collateral security for the Obligations.

     SECTION 8.1.11. Ownership Interests. The Borrower shall at all times directly or indirectly own 100% of all equity interests of CCEC, which shall, in turn, directly or indirectly own 100% of the equity interests in Calpine Canada Natural Gas Partnership and Calpine Saltend Energy Centre, PLC. Calpine Canada Natural Gas Partnership shall at all times own all of the Canadian Gas Reserves. The Borrower shall at all times own 100% of the equity interests of CNGGP and CNGH, and CNGGP and CNGH shall own 100% of the equity interests of CNGC until CNGC is dissolved. Calpine Holdings shall at all times own 100% of the equity interests of CCFCI.

     SECTION 8.2. Negative Covenants. The Borrower agrees with the Agent and each Lender that, from and after the Effective Date until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.2.

     SECTION 8.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries or Joint Ventures to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto; provided, however, that up to ten percent (10%) of the consolidated net assets of the Borrower and its Subsidiaries may be used for unrelated businesses.

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     SECTION 8.2.2.   Indebtedness. The Borrower will not, and will not permit
any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness created in connection with any Loan Document and any Indebtedness existing as of the Effective Date which is identified in
     Item 8.2.2(a) ("Ongoing Indebtedness") of the Disclosure Schedule;

          (b) Indebtedness which is incurred by the Borrower or any of the Borrower's Subsidiaries to a vendor of any assets to finance the acquisition of such assets so long as the only recourse of such vendor is to some or all of the assets so financed and, in the case of a Special Purpose Subsidiary that has acquired such assets, to the stock or other ownership interests of such Special Purpose Subsidiary;

          (c) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

          (d) Indebtedness of the Borrower which is owed to and held by a Restricted Subsidiary (it being understood and agreed that the obligations of the Borrower under its subordinated debt securities issued to a Trust in connection with the Guaranteed Preferred Securities are not considered Indebtedness for purposes of this Agreement) and Indebtedness of a Restricted Subsidiary which is owed to and held by the Borrower or a Restricted Subsidiary; provided, however, that any subsequent transfer of such Indebtedness (other than to the Borrower or a Restricted
     Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Borrower or by a Restricted Subsidiary, as the case may be;

          (e) Indebtedness of one or more Subsidiaries of the Borrower incurred solely to finance the development, construction or purchase of, or repairs, expansions, enhancements, improvements or additions to, the assets of such Subsidiaries so long as (i) the principal amount of any such Indebtedness (x) for development of existing gas reserves does not exceed an aggregate of $50,000,000 for any such existing reserves or (y) for expansions, enhancements, improvements or additions to an existing asset which has already achieved commercial operation does not exceed an aggregate of $60,000,000 for any single financing or series of related financings for such asset (exclusive of up to $250,000,000 of Indebtedness for the expansion of the energy center at Zion, Illinois) and (ii) recourse for any such Indebtedness is limited solely (A) to the asset or assets being financed, (B) to such Subsidiaries themselves, where the asset or assets being financed constitute all or substantially all of the assets of such Subsidiaries (each, a "Special Purpose Subsidiary"), and/or (C) to the stock or other ownership interests in such Special Purpose
     Subsidiaries;

          (f) Indebtedness in respect of Capitalized Lease Liabilities, unsecured Subordinated Debt of the Borrower and other unsecured Indebtedness of the Borrower or a Subsidiary if, after giving effect to the issuance thereof, the Interest Coverage Ratio

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     calculated as of the end of the most recent Fiscal Quarter on a pro forma basis is equal to or greater than 2.00 to 1.00;

          (g) Indebtedness secured by property or assets acquired by, or owned by any Person acquired by, the Borrower or any of its Subsidiaries that was in existence at the time such property, assets or Person are acquired so long as such Indebtedness was not incurred in contemplation of such acquisition; provided, however, that the Borrower would have been able to incur such Indebtedness at the time of incurrence thereof pursuant to clause (f) above (assuming for purposes of this proviso that such Indebtedness was unsecured);

          (h) unsecured Indebtedness of the Borrower or any of its Subsidiaries arising from the endorsements of instruments for collection in the ordinary course of business;

          (i) unsecured Indebtedness of the Borrower or any of its Subsidiaries with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business;

          (j) unsecured Hedging Obligations and unsecured Contingent Liabilities of the Borrower or any of its Subsidiaries, in the ordinary course of business and consistent with applicable risk management guidelines established by the Borrower from time to time;

          (k) Indebtedness in respect of commercial paper issued and sold in the commercial paper market in an aggregate principal or stated amount not to exceed the sum of (i) the stated amount of any letters of credit issued under the Existing Credit Agreement to support or secure such commercial paper plus (ii) the unused availability under this Agreement;

          (l)  Indebtedness under the Existing Credit Agreement; and

          (m) extensions, renewals and refinancings of any of the foregoing permitted Indebtedness (except with respect to the Loans and other Obligations referred to in clause (j) above); provided that the outstanding principal amount of such Indebtedness is not increased, no obligor under such Indebtedness is liable for any such Indebtedness except to the extent it was liable for the Indebtedness so renewed or refinanced and if the Indebtedness being refinanced is subordinated to the Indebtedness of any obligor, such Indebtedness shall be subordinated at least to the same extent; provided, further, that the limitations set forth in this clause
     (m) shall not apply to Indebtedness which is otherwise permitted under this Section 8.2.2, even if such Indebtedness is used to repay or refinance other existing Indebtedness.

provided, however, that no Indebtedness otherwise permitted by clauses (d),
(f), (g), (j) or (k) shall be permitted if, after giving effect to the incurrence thereof, any Default (other than a Nonmaterial Subsidiary Default) shall have occurred and be continuing and provided further that in no event shall Calpine Holdings, QM, JOQ or QCH or any of their respective Subsidiaries (except Calpine Canada Power Holdings Ltd. and its Subsidiaries) create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than, without

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

duplication, (x) Indebtedness permitted by clauses (a), (b), (c), (h), (i) and
(m) of this Section 8.2.2, (y) $85,000,000 of unsecured Indebtedness of Calpine Saltend Energy Centre, PLC and (z) up to $15,000,000 of other unsecured Indebtedness. Notwithstanding the foregoing, in no event shall QM, JOQ, QCH or CCEC incur any Indebtedness of any type whatsoever after the Effective Date, other than Indebtedness pursuant to the Loan Documents.

     SECTION 8.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens securing payment of the Obligations granted pursuant to any Loan Document and Liens securing payment of the obligations granted pursuant to the loan documents relating to the Existing Credit
     Agreement;

          (b) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause (a) of
     Section 8.2.2;

          (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 8.2.2 where recourse is limited as described in clause (b) of Section 8.2.2;

          (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (g) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

          (h) Liens granted to secure payment of Indebtedness of the type permitted and described in clauses (e) and (g) of Section 8.2.2 where recourse is limited as described in clauses (e) or (g), as applicable, of Section 8.2.2;

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          (i)  Zoning restrictions, easements, rights of way, title
     irregularities and other similar encumbrances which alone or in the aggregate do not materially detract from the value of the property subject thereto;

          (j) Liens on the property or assets of any Subsidiary of the Borrower in favor of the Borrower;

          (k) Banker's Liens and similar Liens (including set-off rights) in respect of bank deposits;

          (l)  Landlord's Liens and similar Liens in respect of leased property;

          (m) Liens securing Attributable Debt with respect to outstanding leases entered into pursuant to Sale/Leaseback Transactions so long as, with respect to Sale/Leaseback Transactions closing after January 1, 2002, the amount thereof does not exceed 10% of the consolidated tangible assets of the Borrower and its Subsidiaries; and

          (n) Liens incurred in connection with the extension, renewal or refinancing of Indebtedness secured by Liens permitted and described in clauses (b), (c) and (h) of this Section 8.2.3; provided, however, that
     (x) such new Lien shall be limited to all or part of the same property that secured the original Lien and (y) the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness); provided, further, that the limitations set forth in this clause (n) shall not apply to Liens which are otherwise permitted under this Section 8.2.3, even if such Liens secure Indebtedness issued to repay or refinance existing Indebtedness permitted and described in clauses (b),
     (c) and (h) of this Section 8.2.3.

     Without limitation of the foregoing, in no event shall Calpine Holdings, QM, JOQ, QCH or any of their Subsidiaries (except Calpine Canada Power Holdings Ltd. and its Subsidiaries) create, incur, assume or suffer to exist a Lien upon any of its property, revenues, or assets, whether now owned or hereafter acquired, except for Liens permitted by clauses (a) through (g), (i) through (l) and (n) of this Section 8.2.3, and in no event shall QM, JOQ, QCH or CCEC create any Liens of any type whatsoever after the Effective Date, except for Liens created pursuant to Loan Documents.

     SECTION 8.2.4.   Financial Condition.  The Borrower will not permit:

          (a) Its Tangible Net Worth to be less than (i) $820,699,000 plus (ii) 50% of the Consolidated Net Income of the Borrower and its Subsidiaries (without giving effect to any losses) for each Fiscal
     Quarter ending on or after December 31, 1999 plus (iii) 100% of the Net Equity Proceeds from any equity offering by the Borrower after May 23, 2000.

          (b) Its Leverage Ratio to be greater than .85 to 1.00 as of the end of any Fiscal Quarter.

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          (c) Its Interest Coverage Ratio as of the end of any Fiscal Quarter,
     to be less than 1.75 to 1.00 for the twelve (12) month period comprising the four previous Fiscal Quarters.

          (d) Its Interest Coverage Ratio (Parent Only) as of the end of any Fiscal Quarter, to be less than 1.60 to 1.00 for the twelve (12) month period comprising the four previous Fiscal Quarters.

     SECTION 8.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)  Investments existing on the Effective Date;

          (b) Cash Equivalent Investments or Investments (as defined in the Pre-2000 Indentures) by a Restricted Subsidiary in the Borrower or any other Restricted Subsidiary;

          (c) Investments by the Borrower in any of its Subsidiaries or in any Investment Joint Venture of the Borrower or Investments by the Borrower's Subsidiaries in other Subsidiaries or in any Investment Joint Venture of the Borrower, whether now existing or hereafter organized in permitted lines of business of the Borrower and its Subsidiaries and lines of business related thereto by way of contributions to capital or loans or advances (including guarantees and other forms of Contingent Liabilities to the extent that the occurrence of the obligations being guaranteed or supported would otherwise be permitted hereunder); and

          (d) from and after the Effective Date, in the ordinary course of business, Investments by the Borrower or any of its Subsidiaries in Persons that are not Subsidiaries of the Borrower or Investment Joint Ventures of the Borrower so long as such Persons are engaged only in permitted lines of business of the Borrower and its Subsidiaries and lines of business related thereto and so long as no such single Investment (or series of related Investments) exceeds 5% of the Borrower's consolidated tangible assets as of the end of the most recent Fiscal Quarter for which the Borrower has delivered the financial statements required under Section 8.1.1 hereof and the aggregate of all such Investments at any time outstanding does not exceed 10% of the Borrower's consolidated tangible assets as of the end of the most recent Fiscal Quarter for which the Borrower has delivered the financial statements required under Section 8.1.1 hereof;

provided, however, that

          (e) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (f) no Investment otherwise permitted by clauses (c) or (d) shall be permitted to be made if, immediately before or after giving effect thereto, any Material Adverse

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     Effect or any Default (other than a Nonmaterial Subsidiary Default) shall have occurred and be continuing.

     SECTION 8.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

          (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries (other than Restricted Subsidiaries) to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries (other than Restricted Subsidiaries) to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

          (b) the Borrower will not, and will not permit any of its Subsidiaries to

               (i) make any payment or prepayment of principal of, or make any payment of interest on, any Senior Notes or any Subordinated Debt on any day other than the stated date for such payment or prepayment set forth in the documents and instruments memorializing any Senior Notes or such Subordinated Debt, or which would violate the subordination provisions of any such Subordinated Debt; provided, that the Borrower may pay or prepay all or a portion of the Senior Notes if both before and after giving effect thereto, no Default shall have occurred or be continuing and there are no Loans outstanding hereunder; and provided further, that the Borrower may make optional purchases, redemptions or prepayments of the Zero Coupon Debentures if both before and after giving effect thereto, no Default shall have occurred and be continuing; or

               (ii) redeem, purchase or defease any Senior Notes or any Subordinated Debt unless the effect of such redemption, purchase or defeasance is to make a payment or prepayment permitted under clause
          (b)(i);

          (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes except to the extent a payment or prepayment would be otherwise permitted hereunder; and

          (d) the Borrower will not, and will not permit any of its Subsidiaries to, make any voluntary prepayment of principal of any Indebtedness (other than payments by any Subsidiary on Indebtedness owed to the Borrower or any Restricted Subsidiary), if either before or after giving effect thereto, there shall exist a Default (other than a Nonmaterial Subsidiary Default) or an Event of Default.

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     SECTION 8.2.7.   Capital Expenditures and Investments. The Borrower will
not make or commit to make Capital Expenditures for or Investments in, or in connection with, any new project (other than Capital Expenditures or Investments (as defined in the Pre-2000 Indentures) made through one or more Restricted Subsidiaries) if a Default (other than a Nonmaterial Subsidiary Default) or Event of Default shall have occurred and be continuing; provided, however, that if on the date of any such Default, the Borrower is contractually obligated to make such a Capital Expenditure or Investment, the Borrower shall be permitted to make such Capital Expenditure or Investment.

     SECTION 8.2.8. Rental Obligations. The Borrower will not enter into at any time any arrangement which does not create a Capitalized Lease
Liability or a Sale/Leaseback Transaction and which involves the leasing by the Borrower from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $25,000,000 in any Fiscal Year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

     SECTION 8.2.9. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

          (a) the Borrower or a Wholly Owned Subsidiary may merge with another Person if (i) (A) Borrower or such Subsidiary is the continuing Person following such merger or (B) in the case of a merger by the Borrower, the Person (if other than the Borrower) formed by such merger (including a consolidation effected by a sale or transfer of all or substantially all of the assets of a Person) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and expressly assumes the obligations of the Borrower under this Agreement, (ii) such merger or consolidation is otherwise permitted under the Senior Note Indentures, (iii) no Default (other than a Nonmaterial Subsidiary Default) has occurred and is continuing or would occur after giving effect thereto and (iv) after giving effect thereto, (x) the S&P Rating of the Borrower shall not be reduced below BB- and Moody's Rating of the Borrower shall not be reduced below Ba3 or, (y) if the Borrower shall not be the survivor, the S&P Rating of such survivor shall not be below BBB- and Moody's Rating of such survivor shall not be below Baa3;

          (b) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; provided, however, in no event may a Subsidiary that holds a direct interest in a power generating facility merge with any other Subsidiary that holds a direct or indirect interest in any other power generating facility or other business;

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          (c)  so long as no Default (other than a Nonmaterial Subsidiary
     Default) has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets or stock of any Person if permitted (without duplication) by Section 8.2.5 and Section 8.2.7; and

          (d) a Restricted Subsidiary may consolidate with, or merge into or with, or purchase or otherwise acquire all or substantially all the assets of, another Restricted Subsidiary.

     SECTION 8.2.10. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person other than to the Borrower or a Restricted Subsidiary, unless

          (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 8.2.9; or

          (b) such sale, transfer, lease, contribution or conveyance is not covered by clause (a) above and (i) the Borrower or its Subsidiary receives consideration at the time of such sale, transfer, lease, contribution or conveyance at least equal to the fair market value of assets being sold, transferred, leased, contributed or conveyed (ii) at least sixty percent (60%) of the consideration received by the Borrower or such Subsidiary is in the form of cash or cash equivalents, and (iii) an amount equal to 100% of Net Available Cash is either reinvested in Additional Assets within 365 days of such asset sale or applied by the Borrower pursuant to Section 2.2.2(a) to prepay the Loans and the loans outstanding under the Existing Credit Agreement, so long as any Net Available Cash from Dedicated Assets is applied by the Borrower pursuant to Section 2.2.2(a).

     SECTION 8.2.11. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Senior Notes or the Senior
Note Indentures, or any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which extends the date, reduces the amount of any required repayment or redemption, or cures any ambiguity, omission, defect or inconsistency in any Senior Notes issued thereunder so long as such a cure is not adverse to the interests of the Lenders.

     SECTION 8.2.12. Transactions with Affiliates. Except for transactions between the Borrower and its Wholly Owned Subsidiaries or Cogen America or between one Wholly Owned Subsidiary and another Wholly Owned Subsidiary or Cogen America, the Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

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     SECTION 8.2.13. Negative Pledges, Restrictive Agreements, etc. The Borrower
will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clauses (a), (b), (e), (f), (g) and (l) of Section 8.2.2 (and refinancings, extensions and renewals of such Indebtedness permitted under clause (m) of Section 8.2.2) or any agreements in respect of Sale/Leaseback Transactions permitted by clause (m) of Section
8.2.3) prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

     SECTION 8.2.14. Amendments to Canadian Documentation. The Borrower will not, and will not permit CCEC, CCEF or QCH, to amend the contractual arrangements among CCEC, QCH and CCEF in respect of the term debentures dated April 25, 2001, August 14, 2001 and August 23, 2001 between CCEC and CCEF and the documentation executed in connection therewith or the memorandum of association or articles of association of CCEC without the prior written consent of the Administrative Agents and the Term B Lead Arrangers, which consent shall not be unreasonably withheld or delayed. The Borrower will not permit any amendments to be made to the articles of incorporation of any Guarantor without the prior written consent of the Administrative Agents and the Term B Lead Arrangers, which consent shall not be unreasonably withheld or delayed.

     SECTION 8.3. No Restriction on Payments to the Borrower. Nothing herein shall restrict the ability of any Subsidiary of the Borrower to make any payment by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments or any other payment, directly or indirectly, to the Borrower.

                                 ARTICLE IX

                              EVENTS OF DEFAULT

     SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

     SECTION 9.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of any Loan, the Borrower shall default in the payment when due of any Reimbursement Obligation, or the Borrower shall default (and such

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default shall continue unremedied for a period of five days) in the payment when due of interest on any Loan, any fee or of any other Obligation.

     SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article
VI) is or shall be incorrect when made in any material respect.

     SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 8.2 or the Fee Letter and such default shall continue unremedied for a period of 10 days after the earlier of (i) actual knowledge thereof by the Borrower or (ii) notice thereof has been given to the Borrower by the Agent or by any Lender.

     SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender (or such longer period as the Required Lenders in their discretion, may agree, provided that such Obligor has commenced such cure within such 30 day period and thereafter diligently pursues such cure to completion).

     SECTION 9.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of the Borrower or any of its Significant Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or, in the case of the Borrower only, such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity or a default shall occur in the performance or observance of any obligation or condition with respect to the Borrower's debt securities issued to a Trust or to any Indebtedness of any Significant Subsidiary or Obligor, in each case having a principal amount in excess of $10,000,000, and, as a result thereof, the holder or holders of such debt securities or such Indebtedness, or any trustee or agent for such holders, causes such securities or Indebtedness to be repaid more quickly than theretofore scheduled, whether through the introduction of a "cash sweep," the increase of an existing "cash sweep" or otherwise.

     SECTION 9.1.6. Judgments. Any final judgment or order (not covered by insurance) for the payment of money shall be rendered against the Borrower or any Significant Subsidiary or any other Obligor in an amount in excess of $25,000,000 (or its foreign currency equivalent) (treating any deductibles, self-insurance or retention as not so covered) which is not stayed or discharged within 30 days after entry of such final judgment or order, and there shall be any

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period of more than 30 consecutive days following entry of the final judgment or order in excess of $25,000,000 (or its foreign currency equivalent) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 9.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION 9.1.8. Control of the Borrower. Any Change in Control shall occur.

     SECTION 9.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Significant Subsidiaries or any other Obligor shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Significant Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Significant Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Significant Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during

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    such 60-day period to preserve, protect and defend their rights under the
     Loan Documents; or

          (e)  take any action authorizing any of the foregoing.

     SECTION 9.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or the Borrower, any other Obligor or any Subsidiary shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

     SECTION 9.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur with respect to the Borrower or any Significant Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 9.1.9 with respect to the Borrower or any Significant Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Agent may thereupon exercise any and all remedies available under the Loan Documents and applicable law.

                                    ARTICLE X

                       THE AGENT AND ADMINISTRATIVE AGENTS

     SECTION 10.1. Actions. Each Lender hereby appoints Scotiabank as its Agent and Scotiabank and Citibank as its Administrative Agents under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent and Administrative Agents to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Person (with respect to which such Person agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent and Administrative Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, each Arranger and the Administrative Agents, pro

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rata according to such Lender's Aggregate Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent, any Arranger or an Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent, any Arranger or such Administrative Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent's, any Arranger's or an Administrative Agent's, as the case may be, gross negligence or willful misconduct. The Agent, each Arranger and the Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless they are indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent, any Arranger or an Administrative Agent shall be or become, in such Person's determination, inadequate, such Person may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 10.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., San Francisco time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its applicable Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 10.3. Exculpation. Neither the Agent, either Administrative Agent nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent or the Administrative Agents shall not obligate them to make any further inquiry or to take any action. The Agent and the Administrative Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which they believe to be genuine and to have been presented by a proper Person.

     SECTION 10.4. Successor. The Agent or any Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent or

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any Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor thereto which shall thereupon become the Agent or an Administrative Agent, as applicable, hereunder. If no successor shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's or Administrative Agent's giving notice of resignation, then the retiring Person may, on behalf of the Lenders, appoint a successor, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent or Administrative Agent hereunder by a successor Agent or Administrative Agent, such successor shall be entitled to receive from the retiring Agent or Administrative Agent such documents of transfer and assignment as such successor may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent or Administrative Agent, as applicable, and the retiring Agent or Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's or Administrative Agent's resignation hereunder as the Agent or Administrative Agent, the provisions of

          (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent or Administrative Agent under this Agreement; and

          (b) Section 11.3 (with respect to expenses incurred prior to resignation) and Section 11.4 shall continue to inure to its benefit.

     SECTION 10.5. Loans or Letters of Credit Issued by Agent, either Administrative Agent or any Issuer.

          (a) The Agent and each Administrative Agent shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and (z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not the Agent. The Agent, each Administrative Agent and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Person were not the Agent or Administrative Agent hereunder.

          (b) Each Issuer shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and (z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not an Issuer. Each Issuer and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Issuer hereunder.

     SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent, the Administrative Agents and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents,

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information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent, the Administrative Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 10.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

     SECTION 10.8. Other Agents; Lead Arrangers. None of the Lenders identified on the facing page or signature pages of this Agreement as a "bookrunner," or "lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

         (a) modify this Section 11.1 or modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

         (b) modify any requirement hereunder that any particular action be taken by the Required Revolving Lenders or change the definition of "Required Revolving Lenders" shall be effective unless consented to by each Revolving Lender;

         (c) modify any requirement hereunder that any particular action be taken by the Required Term B Lenders or change the definition of "Required Term B Lenders" shall be effective unless consented to by each Term B Lender;

         (d) increase the Revolving Commitment Amount of any Revolving Lender or the Revolving Percentage of any Revolving Lender shall be made without the consent of such Lender or extend the Revolving Loan Commitment Termination Date or change any

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     provision expressly requiring the consent of all Revolving Lenders shall be made without the consent of each Revolving Lender;

         (e) increase the Term B Loan Commitment Amount of any Term B Lender or the Term Percentage of any Term B Lender shall be made without the consent of such Lender or extend the Term B Loan Commitment Termination Date or change any provision expressly requiring the consent of all Term B Lenders shall be made without the consent of each Term B Lender;

         (f) reduce any fees described in Article III shall be made without the consent of each Lender affected thereby or extend the due date for, or reduce the amount of, any scheduled payment of principal, interest or fees on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the Lender holding the Note evidencing such Loan;

         (g) release the Dedicated Assets subject to the Assignment Agreement shall be effective without the consent of the Required Lenders unless the proceeds thereof shall be applied as provided in Section 2.2.2(c) hereof or release any of the other Dedicated Assets shall be effective without the consent of all Lenders unless the proceeds of such Dedicated Assets shall be applied as provided in Section 2.2.2(c) hereof;

         (h) modify the application of payments specified under Section 2.2.2 shall be effective without the consent of all Lenders;

         (i) release any Guarantor shall be effective without the consent of all Lenders;

         (j) extend the due date for, or reduce the amount of, any Reimbursement Obligation for a Letter of Credit which has been drawn shall be made without the consent of the Issuer thereof and each Revolving Lender;

         (k) affect adversely the interests, rights or obligations of an Issuer qua an Issuer shall be made without the consent of such Issuer;

         (l) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent; or

         (m) affect adversely the interests, rights or obligations of the Administrative Agents qua the Administrative Agents without the consent of the Administrative Agents.

Notwithstanding the foregoing, (a) prior to completion of the syndication of the Term B Loans, the Term B Lead Arrangers may exercise their rights under the Fee Letter and (b) prior to the completion of the syndication of the Revolving Commitment Amount, the Revolving Lead Arrangers may exercise their rights under the Fee Letter; provided that in no event may such Persons release any Dedicated Assets or reduce the fees payable to any Lender or extend the due date for, or reduce any scheduled payment of principal, interest or fees on any Loan (or reduce the principal amount of or rate of interest on any Loan) without the consent of the affected Lender. In addition, Section 10.3 shall not be amended without the consent of the Agent and the

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Administrative Agents. No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Agent and the Administrative Agents (including the reasonable fees and out-of-pocket expenses of a single counsel to the Agent and the Administrative Agents, of local counsel, if any, who may be retained by counsel to the Agent and the Administrative Agents and of Houlihan, Lokey, Howard & Zukin) in connection with

         (a) the negotiation, preparation, execution, delivery or administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

         (b) the filing, recording, refiling or rerecording of any Uniform Commercial Code financing statements relating to the Assignment Agreement and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Assignment Agreement, and

         (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

     If the Agent, either Administrative Agent or their counsel shall be precluded from undertaking the duties described in clause (b) above due to a conflict of interest, the Lenders may appoint another Lender and/or counsel to discharge such duties and the Borrower shall be responsible for the reasonable expenses of such Lender and counsel. The Borrower further agrees to pay, and to save the Agent, the Administrative Agents, each Issuer and the Lenders harmless from all liability for, any stamp or other taxes (other than income taxes) which may be

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payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Borrower also agrees to reimburse the Agent and the Administrative Agents, each Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations upon and during the continuing of an Event of Default.

     SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, each Arranger, the Administrative Agents, the Issuers and each Lender and each of their respective officers, directors, employees and agents, and each other person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred by any Indemnified Party in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

         (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit;

         (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of the Required Lenders' refusal to make any Credit Extension as a result of the Borrower's failure to satisfy the conditions in Article VI hereof but not including any breach of this Agreement or any other Loan Document by the Agent or any of the Lenders);

         (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

         (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

         (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary,

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except for any such Indemnified Liabilities resulting from, arising out of or relating to the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. In addition to the foregoing, the Borrower hereby waives any and all rights to seek or obtain consequential damages from any Indemnified Party.

     The Lenders agree to indemnify each Issuer with respect to any acts taken or omissions suffered by the Issuer in connection with each Letter of Credit issued by it or proposed to be issued by it and the related Issuance Request (to the extent not reimbursed by the Borrower), ratably according to their respective Aggregate Percentages, from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Issuer in any way relating to or arising out of any of the Loan Documents or the Letters of Credit or any action taken or omitted by such Issuer under the Loan Documents or the Letters of Credit (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ISSUER, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUER). IT IS THE INTENT OF THE PARTIES HERETO THAT THE ISSUER SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 11.4, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Lender agrees to reimburse each Issuer promptly upon demand for such Lender's ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by such Issuer in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents or the Letters of Credit, or any of them, to the extent that the Issuer is not reimbursed for such expenses by the Borrower.

     SECTION 11.5. Survival. The obligations of the Borrower under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Lenders under
Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

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     SECTION 11.8.   Execution in Counterparts, Effectiveness, etc. This
Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent.

     SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

         (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

         (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

     SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 11.11.

     SECTION 11.11.1.   Assignments.  Any Lender,

          (a) with the written consents of the Borrower, the Agent and each Issuer (which consents shall not be unreasonably withheld and which consents shall be deemed to have been given in the absence of a written notice delivered by the Borrower, the Agent or such Issuer to the Agent, on or before the fifth Business Day after receipt by such Person of such Lender's request for consent, stating, in reasonable detail, the reasons why such Person proposes to withhold such consent and which consent shall not be required from the Borrower after the occurrence and during the continuance of an Event of Default or during the primary syndication of the Revolving Loan Commitment) may at any time assign and delegate to one or more commercial banks or other financial institutions its Revolving Loans and Revolving Loan Commitments, and

          (b) with notice to the Borrower, the Agent and the Issuers may assign and delegate any of its Loans to any of its Affiliates or to any other Lender, and

          (c) with notice to the Borrower and the Agent may assign and delegate its Term Loans to any other Person.

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(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or a fraction of such Lender's total Loans, Commitments or other interests of such Lender hereunder (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans, Commitments and other interests) in a minimum aggregate amount of $5,000,000 in the case of Revolving Loan Commitments or $1,000,000 in the case of Term B Loans or, if less, the amount of such Lender's Commitment; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 5.6 and further, provided, however, that, the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

               (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

               (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, and to the extent and on the terms required herein, such agreement shall have been accepted by the Agent and the Borrower, and

               (iii)  the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents with respect to obligations arising after the date of assignment. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000; provided, however that

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such processing fee shall not be charged in the case of assignments by the
Administrative Agents. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void. In addition to the foregoing, and notwithstanding any other provision hereof, (i) any Lender may at any time without notice to or consent by any other Person assign its rights under this Agreement to any Federal Reserve Bank and (ii) the Agent shall provide notice to the Lenders of any assignments by it under this Section 11.11.1.

     SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

          (a)  no participation or sub-participation contemplated in this
     Section 11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

          (c) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 11.1, and

          (e)  the Borrower shall not be required to pay any amount under
     Section 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 11.3 and 11.4, shall be considered a
Lender.

     SECTION 11.11.3. Special Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender is obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall remain obligated to make such Loan pursuant to the terms hereof, (iii) the Borrower shall not be required to pay any amount under Section 5.6 that is greater than the amount which it would have been required to pay had there been no grant to an SPC and any SPC (or assignee of an SPC) will comply, if applicable, with the provisions contained in

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Section 5.6. No grant by any Granting Lender to an SPC agreeing to provide a
Loan or making of such Loan by any SPC shall operate to relieve such Granting Lender of its liabilities and obligations hereunder, except to the extent of the making of such Loan by such SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In addition, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefore, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Agent, each in its sole discretion) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the written consent of any SPC that holds an option to provide Loans. No recourse under any obligation, covenant, or agreement of the SPC contained in this Agreement shall be had against any shareholder, officer, agent or director of the SPC as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the SPC and no personal liability shall attach to or be incurred by any officer, agents or member of the SPC as such, or any of them under or by reason of any of the obligations, covenants or agreements of the SPC contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the SPC of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by all parties to this Agreement as a condition of and consideration for the SPC entering into this Agreement; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. All parties to this Agreement acknowledge and agree that the SPC shall only be liable for any claims that each of them may have against the SPC only to the extent of the SPC's assets. The provisions of this clause shall survive the termination of this Agreement.

     SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 11.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY

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SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE
BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK OR IN ANY MANNER PROVIDED BY LAW. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 11.14. Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AMONG ANY OF THE AGENT, THE LENDERS AND THE BORROWER BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 11.15. Confidentiality. The Lenders shall hold all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, their Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by

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any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

          (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

          (b) prior to any such disclosure pursuant to this Section 11.15, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

               (i)    to be bound by this Section 11.15;

               (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 11.15; and

          (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

     SECTION 11.16. Judgment Currency. The Obligations of the Borrower and any other Obligor in respect of any sum due to any Lender or the Agent hereunder, under the Notes or under or in respect of any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum was originally denominated (the "Original Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent of any sum adjudged to be so due in the Judgment Currency, such Lender or the Agent, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Lender or the Agent, the Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify each Lender and the Agent, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Lender and the Agent, as the case may be, each Lender and the Agent agree to remit any excess to the applicable Obligor. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under any Loan Document in another currency into Dollars, Canadian Dollars or Sterling, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Lender could purchase such other currency with Dollars, Canadian Dollars or Sterling, as the case may be, in New York, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             CALPINE CORPORATION

                             By:______________________________________________
                                Name:       Michael Thomas
                                Title:      Senior Vice President - Finance

                             Address:       50 West San Fernando Avenue
                                            San Jose, CA 95113

                             Facsimile No.: (408) 995-0505

                             Attention:     Senior Vice President-Finance

                             THE BANK OF NOVA SCOTIA,
                             as Agent and Administrative Agent

                             By:______________________________________________
                                Name:
                                Title:

                             Address:       580 California Street
                                            Suite 2100
                                            San Francisco, CA  94111

                             Facsimile No.: (415) 397-0791

                             Attention: Jon Burckin

                             with a copy to:

                                     The Bank of Nova Scotia
                                     600 Peachtree Street N.E.
                                     Suite 2700
                                     Atlanta, GA  30308
                                     Attention:  Hilma Gabbidon
                                                 Administrative Agent -
                                                 Loan Administration

                                     Facsimile No.:  (404) 888-8998

                             CITICORP USA, INC.,
                             as Administrative Agent

                             By:______________________________________________
                                Name:
                                Title:

                             Address:       388 Greenwich Street
                                            New York, NY  10013

                             Facsimile No.: (212) 723-8540

                             Attention:  Dale Goncher

                             LENDERS

                             THE BANK OF NOVA SCOTIA

                             By:______________________________________________
                                Name:
                                Title:

                             Address:       580 California Street
                                            Suite 2100
                                            San Francisco, CA  94111

                             Facsimile No.: (415) 397-0791

                             Attention: Jon Burckin

                             with a copy to:

                                     The Bank of Nova Scotia
                                     600 Peachtree Street N.E.
                                     Suite 2700
                                     Atlanta, GA  30308
                                     Attention:   Hilma Gabbidon
                                                  Administrative Agent -
                                                  Loan Administration

                                     Facsimile No.:  (404) 888-8998

                             CITICORP USA, INC.

                             By:______________________________________________
                                Name:
                                Title:

                             Address:       388 Greenwich Street
                                            New York, NY  10013

                             Facsimile No.: (212) 816-8098

                             Attention:  Robert J. Harrity

                             BAYERISCHE LANDESBANK GIROZENTRALE

                             By:______________________________________________
                                Name:
                                Title:

                             By:______________________________________________
                                Name:
                                Title:

                             Address:       560 Lexington Avenue
                                            New York, NY 10022

                             Facsimile No.: (212) 230-9117

                             Attention:  Christopher Stolarski

                             with a copy to:

                             Bayerische Landesbank Girozentrale
                             560 Lexington Avenue
                             New York, NY 10022

                             Facsimile No.: (212) 310-9930

                             Attention:   Patricia Sanchez
                                          Loan Administration

                             BANK OF AMERICA, NATIONAL ASSOCIATION

                             By:______________________________________________
                                Name:
                                Title:

                             Address:       CA5-705-12-10
                                            555 California Street, 12th Floor
                                            San Francisco, CA 94104

                             Facsimile No.: (415) 291-8127

                             Attention:  Raymond Gagne

                             with a copy to:

                             Bank of America Plaza
                             TX1-492-14-05
                             901 Main Street
                             Dallas, Texas 75202

                             Attention:  Betty Canales

                             Facsimile No.  (214) 290-8377

                             CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH


                             By:______________________________________________
                                Name:
                                Title:

                             By:______________________________________________
                                Name:
                                Title:

                             Address:       Eleven Madison Avenue
                                            New York, New York  10010

                             Facsimile No.: (212) 538-3477

                             Attention:  Loan Department

                             TORONTO DOMINION (TEXAS) INC.


                             By:______________________________________________
                                Name:
                                Title:

                             Address:       909 Fannin Street
                                            17th Floor
                                            Houston, Texas 77010

                             Facsimile No.: (713) 951-9921

                             Attention:  Mark A. Baird

                             BANKERS TRUST COMPANY


                             By:______________________________________________
                                Name:
                                Title:

                             Address:       __________________________________
                                            __________________________________
                                            __________________________________

                             Facsimile No.: __________________________________

                             Attention: ______________________________________

                             ING (U.S.) CAPITAL LLC

                             By:______________________________________________
                                Name:
                                Title:

                             By:______________________________________________
                                Name:
                                Title:

                             Address:       1325 Avenue of the Americas
                                            New York, NY 10019

                             Facsimile No.: (646) 424-6440 or (646) 424-6441

                             Attention:  Charmen Smith (646) 424-6458

                                                                     SCHEDULE I

                             DISCLOSURE SCHEDULE*

ITEM 6.1.10       Prospects.

ITEM 7.7          Litigation.

         Description of Proceeding  Action or Claim Sought

ITEM 7.8          Existing Significant Subsidiaries.

                          State of                  Ownership          Business
Name                   Incorporation                    %            Description

ITEM 7.11         Employee Benefit Plans.


ITEM 7.12         Environmental Matters.


ITEM 7.15         Indebtedness.

ITEM 8.2.2(a)     Ongoing Indebtedness.

         Creditor                 Outstanding Principal Amount

____________________________

* Item numbers are keyed to refer to Sections where the item is principally referred to and will have to be revised as such Sections are renumbered.

                                                                     SCHEDULE II

                                   PERCENTAGES

                              Revolving            Revolving       Term B              Term B          Aggregate
Lender                        Commitment           Percentage      Commitment          Percentage      Percentage
------                        ----------           ----------      ----------          ----------      ----------
The Bank of Nova Scotia       $143,333,333         14.333%         0                   0               8.958%
Citicorp USA, Inc.            $143,333,333         14.333%         $200,000,000        33.333%         21.458%
Bayerische Landesbank         $143,333,333         14.333%         0                   0               8.958%
Girozentrale
Bankers Trust Company         $143,333,333         14.333%         $200,000,000        33.333%         21.458%
Credit Suisse First Boston,   $143,333,333         14.333%         $200,000,000        33.333%         21.458%
Cayman Islands Branch
Bank of America, National     $143,333,333         14.333%         0                   0               8.958%
Association
Toronto Dominion (Texas)      $100,000,000         10%             0                   0               6.250%
Inc.
ING (U.S.) Capital LLC        $40,000,000          4%              0                   0               2.500%

                                                                  SCHEDULE 4.10

                           EXISTING LETTERS OF CREDIT

POUND STERLING LCS AND BANK GUARANTEES FOR THE SALTEND COGENERATION PROJECT

BAYERISCHE LANDESBANK AS ISSUER

BVL L/C #                  Beneficiary                                 [pound] Amount          Expiry Date
---------                  -----------                                 --------------          -----------
BPG0801-001                BP Gas Marketing Limited Standby LC         [pound]35,000,000       August  22, 2002

N/A                        National Grid Company Bank Performance      [pound] 7,142,000       March 31, 2002
                           Guarantee

BPG0801-003                Elexon Clear Limited Standby LC             [pound] 6,120,000       August 22, 2002

TBD                        National Grid Company Standby LC            [pound]   758,131       August 22, 2002

Saltend Subtotals:                                                     [pound]49,020,131

                                                                    EXHIBIT A-1

                                 REVOLVING NOTE

$____________                                                     March 8, 2002

     FOR VALUE RECEIVED, the undersigned, CALPINE CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________ (the "Lender") on the Revolving Loan Commitment Termination Date, the principal sum of _________________ DOLLARS ($________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender pursuant to that certain Credit Agreement, dated as of March 8, 2002 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, THE BANK OF NOVA SCOTIA, as Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto. This Note also evidences the obligation of the Borrower to reimburse each Lender for such Lender's Revolving Percentage of all outstanding L/C Advances under the Credit Agreement.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

     This Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

                                       A-1-1

     THIS NOTE SHALL BE DEEMED TO BE MADE UNDER AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                             CALPINE CORPORATION


                             By______________________________________________
                                Name:
                                Title:

                                       A-1-2

                          LOANS AND PRINCIPAL PAYMENTS

==========================================================================================================================
        Amount of Revolving   Interest            Amount of Principal      Unpaid Principal
        Loan Made             Period              Repaid                   Balance                            Notation
Date                          (If Applicable)                                                        Total    Made By
----    -------------------   ---------------     -------------------      ----------------          -----    --------
==========================================================================================================================
        Base          LIBO                        Base            LIBO     Base           LIBO
        Rate          Rate                        Rate            Rate     Rate           Rate
        ----          ----                        ----            ----     ----           ----
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                                       A-1-3

                                                                    EXHIBIT A-2

                                    TERM NOTE

$[______________________]                                       _________, 2002

     FOR VALUE RECEIVED, the undersigned, CALPINE CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of [ ] (the
"Lender") on the Term Loan B Commitment Termination Date, the principal sum of
[ ($ )] or, if less, the aggregate unpaid principal amount of all Loans made by the Lender pursuant to that certain Credit Agreement, dated as of March 8, 2002 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, THE BANK OF NOVA SCOTIA, as Agent, and the various financial institutions
(including the Lender) as are, or may from time to time become, parties thereto.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

     This Term Note is one of the Term Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Term Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

                                       A-2-1

     THIS TERM NOTE SHALL BE DEEMED TO BE MADE UNDER AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                             CALPINE CORPORATION


                             By:______________________________________________
                             Name:____________________________________________
                             Title:___________________________________________

                                       A-2-2

                        TERM LOANS AND PRINCIPAL PAYMENTS

=========== ===================== ============== ====================== ====================== ========= ==============
                                    Interest
            Amount of Term          Period (If     Amount of              Unpaid Principal                 Notation
Date        Loan Made               Applicable)    Principal Repaid       Balance                Total     Made By
----        ---------               -----------    ----------------       -------                -----     -------
=======================================================================================================================
            Base          LIBO                     Base          LIBO     Base          LIBO
            Rate          Rate                     Rate          Rate     Rate          Rate
            ----          ----                     ----          ----     ----          ----
----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

----------- -------- --   --------- -------------- -------- ---- -------- --------- --- -------- --------- --------------

                                       A-2-3

                                                                    EXHIBIT B

                                BORROWING REQUEST

The Bank of Nova Scotia
600 Peachtree Street N.E.
Suite 2700
Atlanta, GA  30308

Attention:  [Ms. Hilma Gabbidon]

                               CALPINE CORPORATION

Gentlemen and Ladies:

     This Borrowing Request is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of March 8, 2002 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Calpine Corporation, a Delaware corporation (the "Borrower"), certain financial institutions and The Bank of Nova Scotia, as agent (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that a [Revolving/Term B] Loan be made in the aggregate principal amount of $________________________________________ on
__________, ____ as a [LIBO Rate Loan having an Interest Period of ______ months] [Base Rate Loan].

     The Borrower hereby certifies that its Moody's Loan Rating is _____ and that its S&P Loan Rating is _____. The Borrower hereby further certifies that its incurrence of the Indebtedness evidenced by the Loans is permitted under the terms of the Pre-2000 Indentures pursuant to Sections 3.4[_] thereof. If the Borrower is relying on clause (a) of Section 3.4 of the Pre-2000 Indentures, the Borrower has attached hereto a certificate demonstrating its compliance with the incurrence test set forth therein.

     The Borrower hereby certifies to the Agent that the incurrence of Liens in respect of such Borrowing is permitted under the terms of Section 3.7 of the Pre-2000 Indentures and Section 3.4 of the Shelf Indenture. To the extent the Borrower is relying on Section 3.7(f)(1) of each of the Pre-2000 Indentures and on Section 3.4(a)(i) of the Shelf Indenture, the Borrower has attached a certificate demonstrating its compliance with the provisions thereof. To the extent that the Borrower is relying on the proviso to Section 3.7 of each of the Pre-2000 Indentures and the proviso to Section 3.4 of the Shelf Indenture, the Borrower has attached a certificate demonstrating its compliance with the incurrence tests set forth therein.

     The Borrower hereby acknowledges that, pursuant to Section 6.3.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section
6.3.1 are true and correct in all material respects.

     The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

         Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be Transferred                                                                  Name, Address, etc. of
             ------------
Lender                          Name                         Account No.                  Transferred
------                                                                                    -----------
$
 ---------------------          ---------------------        ------------------           ----------------------
                                                                                          ----------------------
                                                             Attention:                   ----------------------

$
 ---------------------          ---------------------        ------------------           ----------------------
                                                                                          ----------------------
                                                             Attention:                   ----------------------

Balance of such proceeds        The Borrower
                                                              ------------------          ----------------------
                                                                                          ----------------------
                                                             Attention:                   ----------------------

     The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of ___________, 200_.

                             CALPINE CORPORATION

                             By______________________________________________
                                Name:
                                Title:

                                                                    EXHIBIT C

                         CONTINUATION/CONVERSION NOTICE


The Bank of Nova Scotia
600 Peachtree Street N.E.
Suite 2700
Atlanta, GA  30308

Attention:  [Ms. Hilma Gabbidon]


                               CALPINE CORPORATION

Gentlemen and Ladies:

     This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.4 of the Credit Agreement, dated as of March 8, 2002 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Calpine Corporation, a Delaware corporation (the "Borrower"), certain financial institutions and The Bank Of Nova Scotia, as agent (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that on ___________, 200_,

          (1) $___________ of the presently outstanding principal amount of the Loans originally made on _________, 200_ [and $___________ of the presently outstanding principal amount of the Loans originally made on ___________, 200_],

          (2) and all presently being maintained as *[Base Rate Loans] [LIBO Rate Loans],

          (3)  be [converted into] [continued as],

          (4) **[LIBO Rate Loans having an Interest Period of _______ months] [Base Rate Loans].

The Borrower hereby:

          (a) certifies and warrants that no Default has occurred and is continuing; and

____________________________

*    Select appropriate interest rate option.

**   Insert appropriate interest rate option.

          (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

     The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of__________, 200_.

                             CALPINE CORPORATION

                             By______________________________________________
                                Name:
                                Title:

                                                                    EXHIBIT D

                                ISSUANCE REQUEST

The Bank of Nova Scotia,
  acting as agent (the "Agent")
  for the Lenders (defined below)
600 Peachtree Street N.E.
Suite 2700
Atlanta, GA  30308

Attention:  [Ms. Hilma Gabbidon]

         Re: Credit Agreement, dated as of March 8, 2002 (together with all amendments, if any, thereafter from time to time made thereto, the "Credit Agreement"), among Calpine Corporation, (the "Borrower"), various financial institutions (the "Lenders") and the Agent.

Gentlemen/Ladies:

     This Issuance Request is delivered to you pursuant to Section 4.1 of the Credit Agreement. Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Credit Agreement. In the event of a conflict between the terms and conditions of any application for a Letter of Credit and the terms and conditions of the Credit Agreement, then the terms and conditions of the Credit Agreement will control.

     The Borrower hereby requests that on _________, 200_ (the "Date of Issuance") [_____________] (the "Issuer") *[issue a [Foreign Currency] Letter of Credit on ______________, 200_ in the initial Stated Amount of [$_______________][Cdn $____________][[pound]____________] with a Stated Expiry
Date (as defined therein) of ______________, 200_] [extend the Stated Expiry Date (as defined under Irrevocable Letter of Credit No.__, issued on __________________________, 200_, in the initial Stated Amount of
[$______________][Cdn $____________][[pound]____________]) to a revised Stated
Expiry Date (as defined therein) of _________________, 200_].

     Attached hereto is a duly executed application for [the issuance] [the extension] of a [Foreign Currency] Letter of Credit on your standard form. Such [Foreign Currency] Letter of Credit will be in support of
**________________________________.

____________________________

*    Insert as appropriate.

**   Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.

     The Borrower hereby acknowledges that, pursuant to Section 6.3.2 of the Credit Agreement, each of the delivery of this Issuance Request and the [issuance][extension] of the [Foreign Currency] Letter of Credit requested hereby constitutes a representation and warranty by the Borrower that, on such date of [issuance] [extension] all statements set forth in Section 6.3.1 are true and correct in all material respects.

     The Borrower agrees that if, prior to the time of the *[issuance] [extension] of the [Foreign Currency] Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby the Agent and the Issuer shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

     IN WITNESS WHEREOF, the Borrower has caused this request to be executed and delivered by its duly Authorized Officer this ___day of _____________, 200_.

                             CALPINE CORPORATION

                             By_______________________________________________
                                Name:
                                Title:

____________________________

*    Complete as appropriate.

                           LENDER ASSIGNMENT AGREEMENT


To:  Calpine Corporation

To:  The Bank of Nova Scotia,
     as the Agent

     [Bayerische Landesbank Girozentrale,
     as Issuer]

     [Bankers Trust Company,
     as Issuer]

                               CALPINE CORPORATION

Gentlemen and Ladies:

     We refer to Section 11.11.1 of the Credit Agreement, dated as of March 8, 2002 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Calpine Corporation, a Delaware corporation (the "Borrower"), the various financial institutions (the "Lenders") as are, or shall from time to time become, parties thereto, and The Bank of Nova Scotia, as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     This agreement is delivered to you pursuant to Section 11.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to
Section 11.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "Assignee") of ___% of the [Revolving] [Term B] Loans and [Revolving] [Term B] Loan Commitments of _____________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's [Revolving] [Term B] Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

     [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

     The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

     Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

          (a)  the Assignee

               (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

               (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

          (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof with respect to obligations arising after the effective date of this assignment.

     The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section 11.11.1 of the Credit Agreement upon the delivery hereof.

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Agent to acknowledge receipt of this document:

          (A)  Address for Notices:

               Institution Name:

               Attention:

               Domestic Office:

               Telephone:

               Facsimile:

               LIBOR Office:

               Telephone:

               Facsimile:

          (B)  Payment Instructions:

     The Assignee agrees to furnish the tax form required by the last sentence of Section 5.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

     This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted [Revolving] [Term] Percentage         [ASSIGNOR]

[Revolving] [Term B] Loan Commitment
         and Loans:        __%
[Letters of Credit:        __%]                 By ___________________________
                                                   Title:

[Revolving] [Term] Percentage                   [ASSIGNEE]

[Revolving] [Term B] Loan Commitment
         and Loans:        __%

[Letters of Credit:        __%]                 By ___________________________
                                                   Title:

Accepted and Acknowledged
this ______ day of _________, 200_

The Bank of Nova Scotia,
  as Agent

By___________________________________
   Title:


[Bayerische Landesbank Girozentrale,
     as Issuer

By___________________________________
   Title:


Bankers Trust Company,
     as Issuer

By___________________________________
   Title:]

Consented to and acknowledged
this _____ day of __________, 200_

Calpine Corporation

By___________________________________
   Title:

                                                                    EXHIBIT F

                      [Opinions of Counsel to the Borrower]

                                                                    EXHIBIT G

                                  March 8, 2002

To the Agent and Banks party to
       the hereinafter described
       Credit Agreement

       Re:      Calpine Corporation

Gentlemen:

     We have participated in the preparation of the Credit Agreement dated as of March 8, 2002 (the "Credit Agreement") among Calpine Corporation ("Borrower"), the banks listed on the signature pages thereof (the "Banks") and The Bank of Nova Scotia, as agent (the "Agent"), and have acted as special counsel for the Agent for purposes of rendering this opinion. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that the documents delivered to the Agent by the Borrower pursuant to Sections 6.1.1 through
6.1.10 of the Credit Agreement are substantially responsive to the requirements of said Sections and the delivery of such documents satisfies the conditions precedent set forth therein.

     We are members of the Bar of the State of California, and the foregoing opinion is limited to the laws of the State of California and the federal laws of the United States of America.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                             Very truly yours,

                             MAYER, BROWN, ROWE & MAW

                             By______________________________________________
                             Its Partner

                                       G-1

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                                TABLE OF CONTENTS

                                                                                                                 PAGE
ARTICLE I     DEFINITIONS AND ACCOUNTING TERMS .................................................................   2

         SECTION 1.1.               Defined Terms...............................................................   2

         SECTION 1.2.               Use of Defined Terms........................................................  27

         SECTION 1.3.               Cross-References............................................................  27

         SECTION 1.4.               Accounting and Financial Determinations.....................................  27

ARTICLE II            COMMITMENTS, BORROWING PROCEDURES AND NOTES...............................................  27

         SECTION 2.1.               Commitments.................................................................  27

         SECTION 2.2.               Reduction of Commitment Amounts.............................................  29

         SECTION 2.3.               Borrowing Procedure.........................................................  30

         SECTION 2.4.               Continuation and Conversion Elections.......................................  30

         SECTION 2.5.               Funding.....................................................................  30

         SECTION 2.6.               Notes; Register.............................................................  31

         SECTION 2.7.               Increase in Revolving Commitment Amount.....................................  31

         SECTION 2.8.               Increase in Term B Loan Commitment Amount...................................  32

ARTICLE III           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES................................................  33

         SECTION 3.1.               Repayments and Prepayments..................................................  33

         SECTION 3.2.               Interest Provisions.........................................................  34

         SECTION 3.3.               Fees........................................................................  36

ARTICLE IV            LETTERS OF CREDIT.........................................................................  37

         SECTION 4.1.               Issuance Requests...........................................................  37

         SECTION 4.2.               Issuances and Extensions....................................................  38

         SECTION 4.3.               Expenses....................................................................  38

         SECTION 4.4.               Other Revolving Lenders' Participation......................................  39

         SECTION 4.5.               Disbursements...............................................................  39

         SECTION 4.6.               Reimbursement...............................................................  40

         SECTION 4.7.               Cash Collateral.............................................................  41

         SECTION 4.8.               Nature of Reimbursement Obligations.........................................  41

         SECTION 4.9.               Increased Costs; Indemnity..................................................  42

         SECTION 4.10.              Existing Letters of Credit..................................................  44

         SECTION 4.11.              Equivalent Amount Determinations............................................  44

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                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                 PAGE
         SECTION 4.12.              Currency Fluctuations, etc..................................................  44

ARTICLE V    CERTAIN LIBO RATE AND OTHER PROVISIONS ............................................................  44

         SECTION 5.1.               LIBO Rate Lending Unlawful..................................................  44

         SECTION 5.2.               Deposits Unavailable........................................................  45

         SECTION 5.3.               Increased LIBO Rate Loan Costs, etc.........................................  45

         SECTION 5.4.               Funding Losses..............................................................  46

         SECTION 5.5.               Increased Capital Costs.....................................................  46

         SECTION 5.6.               Taxes.......................................................................  47

         SECTION 5.7.               Payments, Computations, etc.................................................  48

         SECTION 5.8.               Sharing of Payments.........................................................  48

         SECTION 5.9.               Use of Proceeds.............................................................  49

ARTICLE VI            CONDITIONS PRECEDENT......................................................................  49

         SECTION 6.1.               Initial Credit Extension....................................................  49

         SECTION 6.2.               Term B Loan Borrowing.......................................................  52

         SECTION 6.3.               All Credit Extensions.......................................................  53

ARTICLE VII           REPRESENTATIONS AND WARRANTIES............................................................  54

         SECTION 7.1.               Organization, etc...........................................................  54

         SECTION 7.2.               Due Authorization, Non-Contravention, etc...................................  55

         SECTION 7.3.               Government Approval, Regulation, etc........................................  55

         SECTION 7.4.               Validity, etc...............................................................  55

         SECTION 7.5.               Financial Information.......................................................  55

         SECTION 7.6.               No Material Adverse Effect. Except for Excepted Prospects, since
                                    December 31, 2000, there has been no Material Adverse Effect and no material adverse development in the matters set forth as Excepted
                                    Prospects that could have a material adverse effect upon the financial condition, operations, assets (including power projects), business or prospects of the Borrower and its Significant
                                    Subsidiaries taken as a whole...............................................   56

         SECTION 7.7.               Litigation, Labor Controversies, etc........................................   56

         SECTION 7.8.               Subsidiaries................................................................   56

         SECTION 7.9.               Ownership of Properties.....................................................   56

                                      ii

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                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                  PAGE
         SECTION 7.10.              Taxes.......................................................................   57

         SECTION 7.11.              Pension and Welfare Plans...................................................   57

         SECTION 7.12.              Environmental Warranties....................................................   57

         SECTION 7.13.              Regulations U and X.........................................................   58

         SECTION 7.14.              Accuracy of Information.....................................................   58

         SECTION 7.15.              Protection under Pledge Agreements and Deeds of Trust.......................   59

         SECTION 7.16.              Indebtedness of Certain Subsidiaries........................................   59

         SECTION 7.17.              Designation of Subsidiaries.................................................   59

ARTICLE VIII          COVENANTS.................................................................................   59

         SECTION 8.1.               Affirmative Covenants.......................................................   59

         SECTION 8.2.               Negative Covenants..........................................................   63

         SECTION 8.3.               No Restriction on Payments to the Borrower..................................   72

ARTICLE IX            EVENTS OF DEFAULT.........................................................................   72

         SECTION 9.1.               Listing of Events of Default................................................   72

         SECTION 9.2.               Action if Bankruptcy........................................................   75

         SECTION 9.3.               Action if Other Event of Default............................................   75

ARTICLE X             THE AGENT AND ADMINISTRATIVE AGENTS.......................................................   75

         SECTION 10.1.              Actions.....................................................................   75

         SECTION 10.2.              Funding Reliance, etc.......................................................   76

         SECTION 10.3.              Exculpation.................................................................   76

         SECTION 10.4.              Successor...................................................................   76

         SECTION 10.5.              Loans or Letters of Credit Issued by Agent, either Administrative
                                    Agent or any Issuer.........................................................   77

         SECTION 10.6.              Credit Decisions............................................................   77

         SECTION 10.7.              Copies, etc.................................................................   78

         SECTION 10.8.              Other Agents; Lead Arrangers................................................   78

ARTICLE XI            MISCELLANEOUS PROVISIONS..................................................................   78

         SECTION 11.1.              Waivers, Amendments, etc....................................................   78

         SECTION 11.2.              Notices.....................................................................   80

         SECTION 11.3.              Payment of Costs and Expenses...............................................   80

         SECTION 11.4.              Indemnification.............................................................   81

                                      iii

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                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                   PAGE
         SECTION 11.5.              Survival....................................................................   82

         SECTION 11.6.              Severability................................................................   82

         SECTION 11.7.              Headings....................................................................   82

         SECTION 11.8.              Execution in Counterparts, Effectiveness, etc...............................   82

         SECTION 11.9.              Governing Law; Entire Agreement.............................................   83

         SECTION 11.10.             Successors and Assigns......................................................   83

         SECTION 11.11.             Sale and Transfer of Loans and Notes; Participations in Loans and
                                    Notes.......................................................................   83

         SECTION 11.12.             Other Transactions..........................................................   86

         SECTION 11.13.             Forum Selection and Consent to Jurisdiction.................................   86

         SECTION 11.14.             Waiver of Jury Trial........................................................   87

         SECTION 11.15.             Confidentiality.............................................................   87
         SECTION 11.16.             Judgment Currency...........................................................   88

                                      iv

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
SCHEDULE I            -     Disclosure Schedule
SCHEDULE II           -     Percentages
SCHEDULE 4.10         -     Existing Letters of Credit

EXHIBIT A-1           -     Form of Revolving Note
EXHIBIT A-2           -     Form of Term Note
EXHIBIT B             -     Form of Borrowing Request
EXHIBIT C             -     Form of Continuation/Conversion Notice
EXHIBIT D             -     Form of Issuance Request
EXHIBIT E             -     Form of Lender Assignment Agreement
EXHIBIT F             -     Form of Opinion of Counsel to the Borrower
EXHIBIT G             -     Form of Opinion of Counsel to the Agent
EXHIBIT H             -     Form of Guaranty
EXHIBIT I             -     Form of Pledge Agreements
EXHIBIT J             -     Form of Hazardous Materials Indemnity
EXHIBIT K             -     Form of Assignment Agreement

                                       v